UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE14A
(RULE 14A-101)
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
MYERS INDUSTRIES, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2023
ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

1293 South Main Street — Akron, Ohio 44301
March 21, 2023
Dear Fellow Shareholders,
It is a privilege to work on behalf of Myers Industries’ shareholders as its board Chair. As is my custom with this letter, I am writing to update you on the board’s work throughout the year.
Despite an operating environment during 2022 that included supply chain challenges, inflationary pressures, a tight labor market, and rising interest rates, the management team worked to deliver impressive financial results. Adjusted operating income increased by 69% and adjusted earnings per share increased by 73%. The Myers team delivered record financial results. During the year, we expanded the reach of our Distribution segment by acquiring Mohawk Rubber Sales. While we are blessed with a relatively strong balance sheet, we are mindful that we are stewards of our shareholders’ funds and have also passed on a number of potential acquisition opportunities.
We continue to make progress toward our goal of integrating all the Company’s business units into “One Myers.” Our CEO, Mike McGaugh, who joined Myers in March 2020, has made substantial strides in making Myers a better company. Please read his Shareholder Letter in our 2022 Annual Report to Shareholders for more details on operations.
During the year, the board held formal educational sessions on cyber security and corporate governance and a presentation on our employees’ values and culture, all led by outside advisors. We also toured one of our manufacturing plants in Wadsworth, Ohio. While the board annually undergoes self-evaluations, last year we used an outside independent party to conduct our evaluation process (a practice we have utilized every three years).
At this year’s Annual Meeting, Sarah Coffin will be retiring from the board. Sarah has been the longest-serving director (since 2010). She has chaired both our Compensation and Governance Committees, and we thank Sarah very much for her years of dedicated service.
Your board continues to emphasize recruitment and refreshment. One-fourth of the independent directors on this year's slate are women, we have diverse representation on the board, and only one of our director nominees has served over 10 years.
With regard to Environmental, Social, and Governance (ESG) Matters, the board meets regularly to discuss best practices and our continued progress toward these goals. Early in 2022, Myers issued its first ESG Report. This rather comprehensive 48-page report, which was the culmination of over a year’s work gathering data, is available on the Myers website. We also issued an updated annual ESG report in March of this year.
For the seventh consecutive year, we reached out to all shareholders owning more than 1% of Myers’ outstanding shares, offering to meet on governance matters. We contacted shareholders representing more than seventy-five percent of outstanding shares, and met with fellow owners to discuss governance, strategy, compensation, risk, and ESG, among other important topics. We were gratified by the results of the “say on pay” vote at last year’s annual meeting, with more than 98% of the total shares voted being in favor of the proposal.
Recognizing that it is a short-term measure of performance, we were gratified with the total return of Myers’ stock during 2022. Last year – a year in which the S&P 500’s return was approximately negative 18% -- Myers’ total return was approximately positive 14%. We remain quite positive about the long-term prospects for Myers.
As always, we welcome feedback from our shareholders. Shareholders may send communication by email to governance@myersind.com or by mail or courier delivery addressed as follows: Board of Directors (or Committee Chair, Board Member, or Non-Management Directors, as the case may require), c/o Secretary, Myers Industries, Inc. 1293 Main Street South, Akron, Ohio, 44301, as outlined more completely in our Communication Procedures for Interested Parties and Shareholders available on the Company’s website, www.myersindustries.com.

Your board remains very active and engaged and we begin 2023 firmly committed to building long-term shareholder value at Myers. We thank you for your continued support of the Company and your confidence in our efforts on your behalf.
Sincerely,

F. JACK LIEBAU, JR.
Chairman of the Board
************

Dear Shareholders,
The Board of Directors of Myers Industries, Inc. (“Myers” or the “Company”) has fixed the close of business on March 3, 2023, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders to be held on April 27, 2023 (the “Annual Meeting”). This Proxy Statement, together with the related proxy card and our 2022 Annual Report to Shareholders, is being mailed to our shareholders on or about March 21, 2023. To be sure that your shares are properly represented at the Annual Meeting, whether or not you intend to attend the Annual Meeting via the live webcast or in person, please complete and return the enclosed proxy card, or follow the instructions to vote by telephone or internet, as soon as possible.
If you have any questions or need assistance in voting your shares, please contact our Investor Relations Department at (330) 761-6212.
By Order of the Board of Directors,

Mike McGaugh
President and Chief Executive Officer
Akron, Ohio
March 21, 2023
THE 2022 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS NOTICE
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: This Proxy Statement and the Company’s 2022 Annual Report to Shareholders are available on Myers Industries’ website at: http://investor.myersindustries.com/investor-relations/financial-information/default.aspx.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Date:	Thursday, April 27, 2023
Time:	9:00 a.m. (EDT)
Location:
The live webcast of the meeting will be available on the Investor Relations section of the Company’s website at www.myersindustries.com and the meeting will be held in person at: Courtyard by Marriott, 41 Furnace St., Akron, OH 44308

Record Date:	March 3, 2023
Items of Business
1. To elect the 8 candidates nominated by the Board of Directors (“Board”) to serve for a one year term until the next annual meeting or until their successors are duly elected and qualified;	4. To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2023; and

2. To conduct a non-binding advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers;	5. To consider such other business as may be properly brought before the meeting or any adjournments thereof.

3. To consider and vote upon a non-binding advisory resolution to approve the compensation of the Company’s named executive officers;
The Board recommends that you vote “FOR” each of the director nominees included in Proposal Number 1, “FOR” each of Proposal Numbers 3 and 4, and for a frequency of “1 year” under Proposal Number 2. The full text of these proposals is set forth in the accompanying Proxy Statement.
How to Vote
By Telephone	By Internet	By Mail	Via Webcast or In Person
You may vote by calling 1-800-690-6903.	You may vote online at www.proxyvote.com.	You may vote by completing and returning the enclosed proxy card.	All shareholders are cordially invited to attend the Annual Meeting via live webcast or in person.

PROXY STATEMENT SUMMARY
Below are the highlights of important information you will find in this Proxy Statement. As this is only a summary, we request you please review the full Proxy Statement before casting your vote.
General Meeting Information
2023 Annual Meeting Date and Time	Thursday, April 27, 2023 9:00 a.m. EDT
Place
In-person: Courtyard by Marriott, 41 Furnace St., Akron, OH 44308

Online: The live webcast of the meeting will be available on the Investor Relations section of the Company’s website at www.myersindustries.com

Record Date	March 3, 2023
Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for the election of directors and one vote for each of the proposals to be voted on.
Voting Matters and Board Recommendations
Proposal	Voting Options	Vote Required for Approval	Effect of Abstentions and Broker Non-Votes	Board Recommendation
1. Election of Directors	“FOR” or “AGAINST” or “ABSTAIN” from voting	Nominees for election as directors who receive the majority of votes cast by holders of common stock represented in person or by proxy will be elected.	Broker non-votes and abstentions will be counted for purposes of establishing a quorum but will have no effect on the voting on these matters.	FOR EACH NOMINEE
2. Advisory Vote on Frequency of Advisory Votes on Executive Compensation	“FOR” “one year,” “two years” or “three years” or “ABSTAIN” from voting	Affirmative vote of the holders of a plurality of the common stock represented in person or by proxy.	Broker non-votes and abstentions will be counted for purposes of establishing a quorum but will have no effect on the voting on this matter.	FOR a frequency of “one year”
3. Advisory Vote to Approve Executive Compensation	“FOR” or “AGAINST” or “ABSTAIN” from voting	Affirmative vote of the holders of a majority of the common stock represented in person or by proxy.	Broker non-votes will have no effect on the voting on this matter. Abstentions will count against this proposal.	FOR
4. Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR” or “AGAINST” or “ABSTAIN” from voting	Affirmative vote of the holders of a majority of the common stock represented in person or by proxy.	Abstentions and broker non-votes will be counted to determine whether or not a quorum is present. Abstentions will count against this proposal.	FOR
Business Highlights and Achievements
In a year marked by inflation, a tight labor market, supply chain challenges, and rising interest rates, we delivered strong financial performance and value for our shareholders, including:
•	Sales of $900 million, an increase of 18% in total and 10% on an organic basis
•	Adjusted operating income of $88 million, an increase of 69%
•	Adjusted earnings per share of $1.68, an increase of 73%
•	Adjusted EBITDA of $109 million, an increase of 51%
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PROXY STATEMENT SUMMARY(CONTINUED)
•	Cash flow from operations of $73 million
We also continued to make significant progress towards executing our 3-horizon strategy, including:
•	Realizing the benefits of price increases and value based pricing implemented over the past two years.
•	Implementing market plans and resulting sales plans that provide clear and actionable targets for marketers and sellers.
•	Driving improved financial performance through our “One Myers” approach to purchasing, integrated supply chain, and product/asset management.
•
Completing two bolt-on acquisitions: an additional rotational molding facility that expanded our capability in the south-eastern United States and an automotive aftermarket competitor, Mohawk Rubber Sales.

•	Implementing cross-company employee development planning and succession planning - a new and robust approach to recruiting and developing world class capabilities at Myers.
•	Continuing Servant Leadership training – a differentiator in transforming Myers’ culture.
•	Publishing our first ESG report and a subsequent update report highlighting our commitment to sustainable business practices and how we are addressing key ESG areas of focus.
We continued to be aligned and centered on our True North, our mission, which is: to transform our Material Handling Segment into a high-growth business that is a true innovator of plastic solutions, while we also continue to grow and optimize our Distribution Segment.
The Company uses certain non-GAAP measures in this proxy statement. Adjusted operating income, adjusted earnings per share, and adjusted EBITDA are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in Appendix A to this proxy statement.
Governance Highlights
Myers’ commitment to sound corporate governance practices has been illustrated through a number of positive actions taken over recent years. We firmly believe that sound corporate governance is in the best interests of our shareholders and strengthens accountability within the organization. The following is a summary of our current sound governance practices:
Annual Director Elections	Yes	Stock Ownership Guidelines	Yes
Independent Board Chair	Yes	Anti-Hedging and Anti-Pledging Policy	Yes
Non-employee Director Independence	100%	Code of Conduct and Ethics	Yes
Committee Independence	100%	Board Member Recruiting Guidelines	Yes
Number of Financial Experts	3	Routine Executive Sessions of the Board	Yes
Board Gender Diversity	25%	Anonymous Reporting	Yes
Board and Committees Annual Self-Evaluations	Yes	Clawback Policy	Yes
Director Over-Boarding Policy	Yes	Proxy Access for Shareholder Nominations	Yes
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PROXY STATEMENT SUMMARY(CONTINUED)
Director Nominees
You are being asked to vote on the election of the following director candidates. The candidates listed below are the 8 nominees recommended by the Corporate Governance Committee (the “Governance Committee”) and approved by the Board for election to serve for a one-year term. Detailed information on each director is available starting on page 10.
					Current Committee Memberships
Name	Age	Director Since	Experience	Independent	Audit	Compensation	Governance
Yvette Dapremont Bright	61	2021	President, Brighter Horizon Foundation	Yes	•		•
Ronald M. De Feo	71	2018	Former President, CEO and Executive Chairman of Kennametal Inc. (NYSE: KMT) and a founding partner of Nonantum Capital Partners, LLC	Yes		Chair
William A. Foley	75	2011	Former Executive Chairman and CEO, Libbey Inc. (NYSE: LBY)	Yes	•		•
Jeffrey Kramer	63	2021	Former CEO, Schweitzer-Mauduit International, Inc. (NYSE: SWM)	Yes		•	Chair
F. Jack Liebau, Jr., Chair	59	2015	Managing Director, Beach Investment Counsel	Yes	•	•	•
Bruce M. Lisman	76	2015	Former Chairman of the Global Equity Division, JP Morgan Chase & Co. (NYSE: JPM)	Yes		•	•
Lori Lutey	58	2018	Former Executive Vice President and Chief Financial Officer of Schneider National (NYSE: SNDR)	Yes	Chair
Michael McGaugh	49	2020	President and CEO, Myers Industries, Inc.	No
Board Overview
Myers has an experienced and effective Board focused on shareholder value creation. The Board is proposed to be comprised of 8 members, all of whom, other than Mr. McGaugh, are independent. The charts below highlight the nominated Board’s composition and experience.
Composition

2023 Proxy Statement | iii

PROXY STATEMENT SUMMARY(CONTINUED)
Qualifications

Shareholder Engagement
One of our key priorities is conducting robust engagement with our shareholders in order to provide transparency into our business and determine which issues are important to our shareholders. Participants in our engagement programs include executive management, members of the Board and Investor Relations personnel. Our methods of engagement include:
•	Earnings conference calls
•	Investor conferences
•	One-on-one investor meetings and conference calls
•	Off-season engagement regarding our Board, corporate governance, executive compensation, and sustainability practices
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PROXY STATEMENT SUMMARY(CONTINUED)
Engagement Highlights
We continue to evolve our best-in-class corporate governance practices which include regular outreach and engagement with our investors. Shareholder feedback is an essential component of our corporate governance practices and helps to drive increased transparency, accountability and, ultimately, more active, engaged and effective corporate oversight. In 2022, we reached out to our top 14 shareholders, representing 75% of shares owned, and we engaged with three of those shareholders, with discussions focused on the following areas:
•	Board governance and oversight
•	Business strategy and performance
•	Executive compensation
•	Enterprise risk management
•	ESG
The Company values the input received from these discussions with shareholders. Following these conversations, the Company has continued to emphasize the importance of safety in our operations and has continued its focus on enhancing sustainable business practices and incorporating environmental consciousness throughout our operations. Additionally, the Compensation and Management Development Committee of the Company (“CMD Committee”) regularly evaluates the Company’s compensation programs and considers shareholder input as part of their evaluation.
At any time during the year, shareholders may access our Annual Report, Proxy Statement, financial presentations, and corporate governance guidelines at www.myersindustries.com.
Shareholder Communications
Shareholders may contact any director, committee of the Board, non-management director or the Board through the following:
via U.S. Mail at:
c/o Secretary
Myers Industries, Inc.
1293 South Main Street
Akron, Ohio 44301
via e-mail at:
governance@myersind.com
A toll-free hotline has also been established if an interested party wishes to contact a director, a committee of the Board, a non-management director or the Board by phone. The number is (877) 285-4145 and is available worldwide 24 hours a day, seven days a week.
Executive Compensation Overview
Myers’ executive compensation program, set forth by the CMD Committee, is designed to implement our executive pay philosophy to:
•	Attract and retain talented and experienced executives and other key employees
•	Ensure that the actual compensation paid to our executive officers is aligned and correlated with financial performance and changes in shareholder value (“pay for performance”)
•	Motivate our executive officers to achieve short-term and long-term Company goals that will increase shareholder value
•	Reward executives whose knowledge, skills and performance are crucial to our success
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PROXY STATEMENT SUMMARY(CONTINUED)
Compensation Practices
What We Do	What We Don't Do
Link Pay to Objective Financial Performance	Enter into Executive Employment Contracts
Limited Termination/Change in Control Severance Benefits	Offer Tax Gross-Ups for Change in Control Payments
Grant Awards with Double Trigger Change in Control Provisions	Reprice Underwater Options
Impose Stock Ownership Guidelines	Allow Cash Buyouts of Underwater Options
Retain an Independent Compensation Advisor	Permit Short Sales by Directors, Officers, or Employees
Tally Sheets to Evaluate and Monitor NEO Compensation	Offer Executive Perquisites
Maintain a Clawback Policy	Allow Hedging or Pledging of Company Stock
Elements of Compensation for 2022
Our 2022 executive compensation program was designed to reinforce the relationship between the interests of our named executive officers (or “NEOs”) and our shareholders. The objectives and key characteristics of each element of our 2022 executive compensation plan designs are summarized below:

Type of Pay & Form		Performance Periods	Objectives

Fixed	Base Pay (cash)	1 year
•Compensation for job performance
•Recognizes individual skills, competencies, and experience
•Generally determined based on an individual’s time in the position, experience, performance, future potential, external market conditions, and peer benchmarking
•May be influenced/changed as a result of changes in the executive’s responsibilities, an assessment of annual performance, our financial management, and/or external market data relating to base pay practices of peers

At Risk	Annual Bonus (cash)	1 year
•Variable cash compensation with 100% tied to the achievement of annual corporate operational goals established by the CMD Committee each fiscal year to align with corporate strategic goals (for 2022, as in 2021, the Company’s achievement of budgeted adjusted EBITDA)
•Aligns interests of executives with shareholders, with amount earned dependent on Company performance objectives designed to enhance shareholder value

	Long-Term Incentives (for CEO: 75% performance stock units and 25% restricted stock units; for other NEOs: 60% performance stock units and 40% restricted stock units	3 years
•Motivates and rewards leaders for increasing shareholder value and returns while promoting our long-term interests consistent with strategic goals
•Reflects the belief that a significant component of executive compensation should be at risk where the amount earned depends on achieving long-term Company performance objectives designed to enhance shareholder value (for awards in 2022, the Company’s three-year cumulative adjusted EBITDA, subject to a relative TSR modifier)
•Helps build executive stock ownership consistent with our stock ownership objectives
•Encourages retention of executive management team through multi-year vesting

vi | Myers Industries, Inc.

PROXY STATEMENT SUMMARY(CONTINUED)
2022 CEO and CFO Target Compensation Mix(1)(2)

(1)
“Fixed” compensation includes salary and service-based restricted stock; “variable” compensation includes annual bonuses and performance stock units; “long-term” compensation includes performance stock units and restricted stock; and “short-term” compensation includes salary and annual bonuses.

(2)	Based on target compensation of our CFO not reflecting the impact of Ms. Robinson’s resignation effective July 1, 2022.
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MYERS INDUSTRIES, INC.

PROXY STATEMENT
2023 Proxy Statement | 1

2 | Myers Industries, Inc.

Corporate Governance and Compensation Practices and Policies
The Board is committed to maintaining sound corporate governance and a compensation structure that promotes the best interests of our shareholders.
Corporate Governance Guidelines
The Company has adopted “Corporate Governance Guidelines” and a “Code of Business Conduct and Ethics” for the Company’s directors, officers and employees. Each of our corporate governance policies is available on the “Corporate Governance” page accessed from the “Investor Relations” page of our website at www.myersindustries.com.
Corporate Governance and Compensation Practices
Shareholder Outreach
We consider the opinions expressed by shareholders through their votes, periodic meetings and other communications and believe that shareholder engagement leads to enhanced governance practices. In 2016, we implemented a proactive investor outreach program which includes contacting shareholders who own 1% or more of our outstanding shares. In 2022, we reached out to our top 14 shareholders representing 75% of shares owned. We engaged with three shareholders to discuss Board governance and oversight of strategy, executive compensation, enterprise risk management and ESG. We value shareholder views and insights and expect to continue to dialogue with our shareholders.
Annual Elections
In accordance with best governance practices, all of our directors are elected annually.
Independent Board Chair
•	Since October 2009, the Company has maintained an independent Board Chair. Mr. Liebau has served as our independent Chair since the 2016 Annual Meeting of Shareholders
•	We believe this leadership structure enhances the alignment of the interests of the Company and our shareholders by ensuring independent Board leadership
•	The independent Board Chair serves as the primary liaison between our directors and management and helps to maintain open communication and discussion by the Board
•	Our independent Chair is a member of each of our standing committees
•
Duties of the Board Chair are specified in the Charter of the Chairman of the Board of Directors and include serving in a presiding capacity, coordinating the activities of the Board, and such other duties and responsibilities as the Board may determine from time-to-time. This charter is available on the “Corporate Governance” page accessed from the “Investor Relations” page on our website at www.myersindustries.com

Board and Committee Independence
•
Periodic Review of Director Independence: The Board reviews the independence of each director using the current standards for “independence” established by the New York Stock Exchange (“NYSE”) and other applicable regulations and considers any other material relationships a director may have with the Company as disclosed in annual director and officer questionnaires. The Company’s Corporate Governance Guidelines provide that a majority of the Board be comprised of independent directors and the charters of each of the Board’s committees require that all committee members be independent

•
Independence Determination: The Board has determined that all of the current members of the Board, other than Mr. McGaugh, our President and CEO, are independent under these standards. The determination of whether a director is “independent” is based upon the Board’s review of the relationships between each director and the Company, if any, under the Company’s Board of Directors Independence Criteria policy, and the corporate governance listing standards of the NYSE. Our Board of Directors Independence Criteria are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com.

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In connection with the Board’s determination regarding the independence of each non-management director and nominee, the Board considered any transactions, relationships and arrangements as required by our independence guidelines. In particular, the Board considered the following relationships:
•
Committee Independence: All members of the Company’s Audit Committee, CMD Committee, and Governance Committee have been determined to be independent directors. In addition, the Board has determined that the members of the Audit Committee and CMD Committee meet the additional independence criteria required for such committee membership under the applicable NYSE listing standards

•
Other Relationships: Except as set forth in this Proxy Statement, neither the Company nor any of the Board nominees or any of their associates have or will have any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party

Proxy Access
In 2020, the Company added Section 13 to Article I of our Regulations to include proxy access provisions for certain shareholder nominations of directors. The provision provides proxy access for certain director nominations (i) of up to the greater of two persons or 20% of the number of directors on our current Board, (ii) by a shareholder or by a group of not more than 20 shareholders, (iii) owning at least three percent of the outstanding shares of common stock of the Company continuously for at least three years, (iv) pursuant to notice received no earlier than 120 days and no later than 90 days before the anniversary of the previous year’s Annual Meeting of Shareholders, and (v) containing information required by Section 13 of our Regulations.
Over-Boarding Policy
The Company has adopted a policy that the maximum number of public company boards on which a non-CEO director may sit is five (including our Board) and the maximum number of public company boards on which a CEO director may sit is three (including our Board).
Board Role in Risk Oversight
The Board annually reviews the Company’s strategic plan, which addresses, among other things, the Company’s risks and opportunities. Certain areas of oversight are delegated to the relevant Committees of the Board and the Committees regularly report back on their deliberations. This oversight is enabled by reporting processes that are designed to provide visibility to the Board about the identification, assessment, monitoring and management of enterprise-wide risks. Management annually conducts enterprise-wide risk assessments of the Company and each of its business segments and regularly updates the Board on the Company’s processes relating to enterprise risk management (ERM). The focus of management’s assessment includes a review of strategic, financial, operational, compliance, cybersecurity, reputational and technology (IT) objectives and risks for the Company. In addition:
•
Audit Committee: The Audit Committee maintains primary responsibility for oversight of risks and exposures pertaining to the accounting, auditing and financial reporting processes of the Company and assists the Board in fulfilling its oversight responsibility of the Company’s ERM assessment and processes

•
Compensation and Management Development Committee: The CMD Committee maintains primary responsibility for risks and exposures associated with oversight of the administration and implementation of our compensation policies

•
Corporate Governance Committee: The Governance Committee maintains primary responsibility for risks and exposures associated with corporate governance and succession planning and assists the Board in fulfilling its oversight responsibility of the Company’s policies, programs, and strategies relating to environmental, social, and governance (ESG) and other relevant public policy matters

Each committee also considers the reputational risk implicated by the oversight responsibilities described above.
4 | Myers Industries, Inc.

Cybersecurity Oversight and Measures
In connection with the annual ERM updates by management, the Audit Committee and full Board review cybersecurity risks and objectives, including the Company’s programs to monitor, identify and mitigate cybersecurity risks. The Company’s Director of IT reports to the Board on cybersecurity and IT matters annually as well as on an as-needed basis each quarter. In 2021, we engaged a cybersecurity incident response firm on retainer and in 2022 the Board held a formal educational training session led by national experts.
The Company conducts annual internal testing and maintains security measures designed to prevent and mitigate the risk of cybersecurity attacks, including 24x7 intrusion detection monitoring and multi-factor authentication on the Company’s devices and its human resources applications. As a part of its security measures, the Company provides routine training to its employees through its internal learning management system to raise cybersecurity awareness and promote best practices. We also engaged KnowBe4 and launched weekly cybersecurity email tips for all of our employees.
Clawback Policy
The Company maintains a Clawback Policy that provides for the recoupment of certain incentive compensation in the event of an accounting restatement resulting from material noncompliance (whether or not based upon misconduct) with financial reporting requirements under the federal securities laws. The Clawback Policy is administered by the CMD Committee and applies to current and former executive officers and such other employees who may from time to time be deemed subject to the policy by the CMD Committee.
Succession Planning
Our Board, in coordination with the Governance Committee, oversees succession planning for the CEO and other officers of the Company. As part of its succession planning oversight, the Board reviews the executive leadership team’s experience, skills, competence and potential, to help assess which executives have the ability to develop the attributes that the Board believes are necessary to lead and execute the Company's strategic vision.
Stock Ownership Guidelines
The Company maintains Stock Ownership Guidelines under which officers designated as executive officers and non-employee directors are expected to hold a specified amount of our common stock. These expectations are as follows:
•	CEO: 5X annual base salary
•	CFO: 3X annual base salary
•	Vice Presidents: 1X annual base salary
•	Non-Employee Directors: 5X annual cash Board retainer
The executive officers and non-employee directors have five years from the date they become subject to the guidelines to attain the ownership requirement. Our Stock Ownership Guidelines are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com.
Anti-Hedging and Pledging Policy
The Company prohibits directors, officers and employees from engaging in any hedging or pledging transactions with respect to Company shares.
Board Member Recruiting Guidelines
The Company’s Board Member Recruiting Guidelines outline the process for nominating potential director candidates for consideration by the Governance Committee. These recruiting guidelines are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com.
Executive Sessions of the Board and Committees
The Board has a policy requiring the independent directors, both as to the Board and Committees, to meet regularly in executive session without any management personnel or employee directors present. During 2022, the Board and each Committee met regularly in executive session at each meeting of the Board, Audit Committee, CMD Committee, and Governance Committee.
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Presiding Directors
The Chair of each Committee of the Board acted as the Presiding Director for each Committee executive session.
Anonymous Reporting and Toll-Free Hotline
The Audit Committee maintains procedures, including a worldwide telephone and web-based “hotline,” which allows employees and interested parties to report any financial or other concerns anonymously. The Company maintains the hotline for receiving, retaining and addressing complaints from any interested party regarding accounting, internal accounting controls and auditing matters, and procedures for the anonymous submission of these concerns. The hotline is maintained by an independent third party and is available worldwide, 24 hours a day, seven days a week. The hotline is available by phone by dialing from an outside line in the United States at 1-877-285-4145; Canada at 1-833-604-0812; and Central America at 800-1785 (at the English prompt dial 833-604-0812) or by Internet at www.myersindustries.ethicspoint.com where you will be prompted to answer a series of questions and submit a report by selecting the country in which you are located and the country in which the violation took place under “To Make a Report”. All reports made through the hotline are directed to the Chairman of the Audit Committee and the Secretary. We do not permit any retaliation of any kind against any person who submits a complaint or concern under these procedures.
Code of Ethics
We have a Code of Business Conduct and Ethics, which incorporates a Code of Ethical Conduct for the Finance Officers and Finance Department Personnel, which embodies our commitment to ethical and legal business practices, as well as satisfying the NYSE requirements to implement and maintain such policies. The Board expects all of our officers, directors and other members of our workforce to act ethically at all times. These policies are available on the “Corporate Governance” page accessed from the “Investor Relations” page on our website at www.myersindustries.com.
Annual Board and Committee Self-Assessments
The Board and each Committee of the Board conduct annual self-assessments to assist in determining whether the Board and its Committees are functioning effectively. In 2018, 2020, and 2021, the self-assessments were conducted with the assistance of outside counsel and the results were reviewed with individual directors, each Committee, and the Board. In 2022, the evaluation process was conducted by an independent consultant and feedback was provided to the Board. The Board intends to continue to utilize this independent consultant process every third calendar year.
Shareholder Communication with Directors
Our Board provides the following methods for interested parties and shareholders to send communications to a director, to a Committee of the Board, to the non-management directors, or to the Board.
Interested parties may send written communications by e-mail to governance@myersind.com or by mail or courier delivery addressed as follows:
Board of Directors (or Committee Chairman, Director or Non-Management Directors, as the case may be)
c/o Secretary
Myers Industries, Inc.
1293 South Main Street
Akron, Ohio 44301
All communications directed to the “Board of Directors” or to the “Non-Management Directors” will be forwarded unopened or unread to the Chairman of the Governance Committee. The Chairman of the Committee in turn determines whether the communications should be forwarded to the appropriate members of the Board and, if so, forwards them accordingly. For communications addressed to a particular director or the Chairman of a particular Committee of the Board, however, the Secretary will forward those communications, unopened or unread, directly to the person or Committee Chairman in question.
Any interested party may also contact a director, a Committee of the Board, the non-management directors, or the Board through the Company’s toll-free hotline at (877) 285-4145 or via the internet at myersindustries.ethicspoint.com.
6 | Myers Industries, Inc.

Environmental, Social and Governance
Our approach to environmental, social and governance matters (ESG) is grounded in our commitments to the environment, to protecting and supporting our employees and the communities where we operate, and to good corporate governance practices which directly impact our performance and value. We organize our efforts under the ESG pillars of Products, Planet, and People to help guide our work and manage material impacts.
Myers ESG Pillars

Products

- Circular and Sustainable Products
- Product Innovation and Quality
- Customer Focus and Satisfaction
- Supply Chain Management

Planet

- Climate Resilience and Action
- Clean Air
- Energy Efficiency
- Waste Management

People

- Workforce Health and Safety
- Attraction and Retention
- Engagement and Development
- Diversity, Equity and Inclusion

Governance, Ethics and Integrity

To more effectively govern and manage Myers ESG impacts and opportunities, an internal ESG committee was formed to develop and oversee our long-term sustainable business practices. The cross-functional team of senior and executive leaders is responsible for establishing key metrics, goals, and reporting standards across the Company. The committee meets regularly and reports to the CEO and Board of Directors at least annually on material ESG impacts and opportunities. Myers also developed an ESG committee charter, which outlines its purpose, guiding principles, accountability and governance, membership, priorities, responsibilities, and meeting cadence. We continued to support our people by advancing our positive safety culture and implemented a health and safety management system.
We published our inaugural ESG report in July 2022. Embracing the theme, “Together We Can”, the report disclosed our progress on advancing ESG impacts across the enterprise. The subsequent ESG report seeks to disclose additional impacts and progress on the material topics identified in our ESG materiality assessment and sets the stage for continued advancement in 2023. During 2022, we codified Board-level oversight of the ESG strategy with further emphasis on recycling resin and products, improving safety and working with an energy consultant to monitor energy and greenhouse gas (GHG) emissions.
The committee conducted a robust materiality assessment and defined our ESG pillars: Products, Planet and People. During 2022 we completed and submitted a CDP questionnaire and improved our MSCI ESG rating from BBB to A. Our Buckhorn business continues to participate in the EcoVadis evaluation and received a bronze rating from the sustainability assessment tool. As part of our commitment to continuous improvement, we plan to continue to update and enhance our ESG policies as well as improve our ESG disclosures, ratings and rankings including continuing to publish an ESG report in alignment with GRI and SASB.
2023 Proxy Statement | 7

Products
Myers manufactures high-quality plastic containers that deliver solutions for customers and help drive the circular economy.
•	The reusable CenterFlow product, which is 100% recyclable at the end of its life cycle, transports and dispenses seed, granular/pelletized materials and small manufacturing components.
•	Seed boxes replace the need for bags in the agricultural industry.
•	Intermediate bulk containers (IBCs) use FDA-compliant materials and are designed to meet strict hygienic standards required for proper food handling.

Transport containers and pallets replace wooden and cardboard containers – all of which are re-usable and recyclable at the end of each products’ life, some of which span decades. Our products reduce waste by enabling customers to reuse and lower handling and transportation costs (energy) and create less waste – no wood, carboard or packaging to ship.

CIRCULARITY IN ACTION

Our durable plastic products are used for years, replacing single-use alternatives. When end-of-life products are returned by our customers, they are sent to a third-party processor to be converted into the raw materials necessary to create new products.

CUSTOMERS
End-of-Life Products
THIRD-PARTY PROCESSOR
Separating
Grinding
Washing
Sorting
Products Returned by Customers
MYERS INDUSTRIES
Regrind Chips Received
Regrind Chips Used in Processing Line
NEW MYERS PRODUCTS

Using raw materials from recovered scrap and recycled resins lowers Myers’ carbon footprint. Key metrics for product sustainability include:
•	~100% of plastic products are designed to be reusable and can be recycled into new products.
•	Reusable plastic reduces labor, shipping, packaging, and waste disposal costs.
•	99% of plastic scrap from manufacturing processes can be reused to create new products.
Planet

We employ an asset-light business model that requires fewer pieces of energy-dependent equipment in our facilities and prioritizes equipment upgrades to promote more efficiency. Minimal water is used in production and the use of hazardous chemicals is negligible.

Myers continues to engage a sustainability consultant to evaluate energy across our business. The analysis will provide a baseline for benchmarking and reducing energy. We plan to leverage this baseline to calculate our corresponding greenhouse gas emissions for benchmarking to reduce our scope 1 and 2 emissions.

•
Three locations within our rotational molding platform have ISO 14001 Environmental Management Systems certifications, with a fourth expected by year-end 2023, and we are exploring ISO certifications at other plants.

•	We continue to evaluate additional sources, including benchmarking, trends, and ESG standards.
We continue to identify ways to reduce and to reclaim our products from our customers and reuse them to develop closed-loop systems helping to support a more circular economy.
•	Reusable plastic containers and other products support net-zero & circularity.
8 | Myers Industries, Inc.

•
IBCs are FDA compliant, meet hygienic food standards, fill under pressure, provide long-term outdoor storage and allow for rail transport (eliminating the need for cardboard boxes, wood pallets and other shipping materials that require higher emission/cost to the environment to create).

•	We were able to light weight lids for bulk boxes, which reduced the resin used from 23.6 pounds to 15 pounds (36% less).
Going forward, we will continue to improve our environmental footprint through operational efficiency and product sustainability.
People
Our top priority is the safety of our employees and communities. Automation and the use of robots provide safety measures for our employees along with increased efficiency.
•
One of our injection molding facilities has two presses implementing automated technology that are expected to be fully functional in 2023. The investment is expected to reduce repetitive action, which improves safety and ergonomics for our employees.

•	Our plant in Miami, Oklahoma had a large blow molding press automated in 2022 for in-press mold inserts to increase efficiency, quality, and safety.
•
Our plant in Canada reduced the use of band saws to separate blow molding and injection molding, thereby improving safety and efficiency. By making the process semi-automatic, the plant reduced the need for close employee contact with the blade.

•
Also at our plant in Canada, platforms were added to two stations to eliminate climbing and reduce the risk of slipping and falling during setup or maintenance when accessing the mold. Additional automation is planned to improve safety and efficiency.

We seek to provide an environment that is open, transparent and diverse, where our employees feel valued, included, and accountable.
•	To enhance our already strong “One Myers” company culture, we conducted interviews with employees from across the company, representing various jobs, tenures and stages of life.
•	The interactions affirmed that Myers is a high-performance, change-ready, and community-minded organization built on a foundation of servant leadership.

To strengthen our culture of success even more, going forward, we will establish partnerships with external organizations to improve recruiting tools. We plan to expand our “One Myers” change management campaign, implement additional training curriculum, and enhance community engagement activities.

Board governance highlights
We continue to evolve our best-in-class corporate governance practices which include regular outreach and engagement with our investors. Shareholder feedback is an essential component of our corporate governance practices and helps drive increased transparency, accountability and, ultimately, more active, engaged and effective corporate oversight. In 2022, we reached out to our top 14 shareholders representing 75% of shares owned. We engaged with three shareholders to discuss Board governance and oversight of strategy, executive compensation, enterprise risk management and ESG.
During the year, the Board held formal educational sessions on cyber security and corporate governance and a presentation on our employees’ values and culture, all led by outside advisors. While the Board annually undergoes self- evaluations, last year an outside independent party conducted the evaluation process (a practice our Board utilizes every three years).
The Board continues to emphasize recruitment and refreshment. One-fourth of the independent directors on this year's slate are women, we have diverse representation on the Board, and only one of our directors has served over 10 years.
We were gratified by the results of the “say on pay” vote at last year’s annual meeting, with more than 98% of the total shares voted cast in favor of the proposal.
2023 Proxy Statement | 9

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Nominees
Set forth below for each nominee for election as a director is a brief statement, including the age, principal occupation and business experience for at least the past five years, and any directorships held with public companies. The members of the Governance Committee have recommended, and the independent members of the Board have nominated, the persons listed below as nominees for the Board.
Each of the below nominees has consented:
•	to serve as a nominee,
•	to being named as a nominee in this Proxy Statement, and
•	to serve as a director if elected.
If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board. There is no reason to believe that the nominees named will be unable to serve if elected. Proxies cannot be voted for a greater number of nominees than named in this Proxy Statement.
Each of the following nominees is unanimously recommended by the Governance Committee. The Governance Committee believes that each of the nominees possesses certain key attributes that are believed to be important for an effective Board.
THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THESE NOMINEES
Name	Age	Director Since	Independent	Occupation
Yvette Dapremont Bright	61	2021	Yes	President, Brighter Horizon Foundation
Ronald M. De Feo	71	2018	Yes	Former President, CEO and Executive Chairman of Kennametal Inc. (NYSE: KMT); founding partner of Nonantum Capital Partners, LLC
William A. Foley	75	2011	Yes	Former Executive Chairman and CEO, Libbey Inc. (NYSE: LBY)
Jeffrey Kramer	63	2021	Yes	Former CEO, Schweitzer-Mauduit International, Inc. (NYSE: SWM)
F. Jack Liebau, Jr.	59	2015	Yes	Managing Director, Beach Investment Counsel
Bruce M. Lisman	76	2015	Yes	Former Chairman of Global Equity Division, JP Morgan Chase & Co.
Lori Lutey	58	2018	Yes	Former EVP and CFO of Schneider National (NYSE: SNDR)
Michael McGaugh	49	2020	No	President and CEO of Myers Industries, Inc.
10 | Myers Industries, Inc.

NOMINEE INFORMATION

YVETTE DAPREMONT BRIGHT Age: 61 Director since: 2021 Committees: Audit Governance	Business Experience:
	•	President, Brighter Horizon Foundation
•
Former Executive Vice President and Chief Operating Officer, former Chief Transformation Officer and former Chief Administrative Officer of Independence Blue Cross, health insurer serving the Philadelphia, Pennsylvania region

Current and Former Directorships:
	•	Director of National Life Group, a financial services company
	•	Advisory director of Clarify Health Solutions, Inc., a provider of health care software solutions
	•	Former director of CSAA Insurance Group, a AAA insurer offering automobile, homeowners and other personal lines of insurance to AAA Members through AAA clubs in 23 states and the District of Columbia
	•	Former director of Reveleer, a software platform company for health plans and providers
•
Former director of Independence Health Group, a diversified health care company offering a wide range of commercial, Medicare and Medicaid medical coverage, third-party benefits administration, and pharmacy benefits management

	•	Former director and Chair of AmeriHealth Insurance Company of New Jersey
	•	Former director of AmeriHealth Caritas, a Medicaid managed care organization

Skills and Expertise:
	•	Substantial senior management experience overseeing customer service, processing services, operations shared services, business process reengineering and business technology services
	•	Leadership of enterprise wide operating platform and cultural transformation
	•	Human resources, strategy development, innovation, operational planning, new business development, and portfolio management for strategic initiatives

2023 Proxy Statement | 11

RONALD M. DE FEO Age: 71 Director since: 2018 Committees: CMD (Chair)	Business Experience:
	•	Founding partner of Nonantum Capital Partners, LLC, a private equity firm
	•	Former President, Chief Executive Officer, and Executive Chairman of Kennametal Inc. (NYSE: KMT), a supplier of tooling and industrial materials
	•	Former Chief Executive Officer of Terex Corporation (NYSE: TEX), manufacturer of lifting and material handling solutions for a variety of industries
	•	Various marketing and leadership positions at Case Corporation, Tenneco Inc. (NYSE: TEN), and Procter & Gamble (NYSE: PG)

Current and Former Directorships:
	•	Supervisory board of DLL, a financial services company owned by Rabobank
	•	Trustee for Iona College
	•	Former Executive Chairman and director of Kennametal Inc.
	•	Former Chairman and director of Terex Corporation

Skills and Expertise:
	•	Over 20 years of senior management and industrial experience
	•	Extensive experience with public and private company boards, corporate governance, mergers and acquisitions, brand and marketing

WILLIAM A. FOLEY Age: 75 Director since: 2011 Committees: Audit Governance	Business Experience:
	•	Former Executive Chairman and Chief Executive Officer of Libbey Inc. (NYSE: LBY), a producer of consumer and industrial glassware
	•	Former Chairman and Chief Executive Officer of Blonder Home Accents, a distributor of wallcoverings and home accents
	•	Former Chairman and Chief Executive Officer of Thinkwell Incorporated
	•	Former President of Arhaus Inc., a brand name furniture company
	•	Former Chairman, President and CEO of Lesco Incorporated, a manufacturer, distributor and retailer of professional lawn care and golf course management products

Current and Former Directorships:
	•	Indiana University Foundation, Board of Associates
	•	Former director of Libbey, Inc.

Skills and Expertise:
	•	Extensive experience in acquisition, joint venture, and market development
	•	Extensive experience in broad scale plastics manufacturing, as well as consumer and distribution businesses
	•	Experience with best practices on public company boards, particularly in governance, compensation and leadership
	•	Extensive financial experience, qualified as an “audit committee financial expert”

12 | Myers Industries, Inc.

JEFFREY KRAMER Age: 63 Director since: 2021 Committees: CMD	Business Experience:
•
Former CEO, Schweitzer-Mauduit International, Inc. (formerly NYSE: SWM), global manufacturer of high performance films, nettings and papers for filtration, transportation, medical, construction, infrastructure and tobacco markets

	•	Former CEO of JAM Distributing, a market leading distributor of high performance lubricants and fuels
•
Long multinational career at Air Products, a leading global producer of industrial gases, including roles as Chief Technology Officer, Vice President of Global Packaged Gases, Vice President of Corporate Development and Vice President Chemicals Asia

Current and Former Directorships:
	•	CEO, Trustee, Council for Economic Development of The Conference Board
	•	Executive Member, Board of Directors of SWM International
	•	Director of Crete Mechanical, a privately-held mechanical services company
	•	Former Executive Member, Board of Directors JAM Distributing
	•	Member of Princeton University Chemical Engineering Advisory Council
	•	Former director, Sayre Child Care, a nonprofit child care organization

Skills and Expertise:
	•	Strategic view – deep expertise and experience in defining strategic direction
•
Extensive experience in mergers/acquisitions and corporate transformations, executed and successfully integrated multiple acquisitions around the world and redirected and improved businesses for both private and public companies

	•	Deep understanding of the roles of R&D and Innovation Technology in business development and corporate success from leadership roles
	•	Global supply chain experience having directly led multiple global manufacturing and distribution businesses
	•	Strong focus on people development, role of culture/inclusion in company success and the importance of strong communication

2023 Proxy Statement | 13

F. JACK LIEBAU, JR. Age: 59 Director since: 2015 Board Chair Committees: Audit CMD Governance	Principal Occupation: Managing Director, Beach Investment Counsel

Business Experience:
	•	Former President and CEO of Roundwood Asset Management, a subsidiary managing public equities for Alleghany Corporation’s insurance companies
	•	Former President and Founder, Liebau Asset Management Company, which managed money for individuals, foundations, and corporations
	•	Former Partner and Portfolio Manager for Davis Funds and Primecap Management Company, investment management firms

Current and Former Directorships:
	•	Director of BNY Mellon ETF Trust
•
Non-Executive Board Chair and Member of Special Investigations Limited Company, a private, Virginia-based professional services company and government contractor in the information technology, cybersecurity, investigations, and intelligence sectors

	•	Director of MuxIP, unlisted software company serving media companies, since 2020
	•	Director and CFO of the Edwin Gregson Foundation
	•	Former director of The Pep Boys, a nationwide auto parts retailer
	•	Former director of Herley Industries, Inc., a defense technology company
	•	Former director of Media General, Inc., then owner of newspapers and television stations
	•	Former Vice President of Andover Alumni Council
	•	Former director of Kidspace Children’s Museum

Skills and Expertise:
	•	Vast financial, strategic, executive and investment experience working with companies in a wide range of industries
	•	Experience in corporate governance and corporate and non-profit board service
	•	Experience working effectively with management teams, analyzing strategic options, and communicating with various constituencies
	•	Extensive financial experience, qualified as an “audit committee financial expert”

14 | Myers Industries, Inc.

BRUCE M. LISMAN Age: 76 Director since: 2015 Committees: CMD Governance	Business Experience:
	•	Former Chairman of the Global Equity Division, JP Morgan Chase & Co. (NYSE: JPM), a global financial services firm and banking institution
	•	Former Co-Head of the Global Institutional Equity Division, Bear Stearns Companies, Inc.

Current and Former Directorships:
	•	Director of Associated Capital Group (NYSE: AC), a diversified global financial services company
	•	Director of Circor International, Inc. (NYSE: CIR), a global manufacturer of flow and motion control products
	•	Director of National Life Group, a mutual life insurance company
	•	Former director and Chair of PC Construction, engineering and construction
	•	Former director of The Pep Boys, a nationwide auto parts retailer
•
Former member of various boards including an electric utility, an electricity transmission entity, a regional banking company, a regional broadcasting company, a financial technology company, two universities (one of which as chair) and America’s oldest conservation organization as chair

Skills and Expertise:
	•	Experience as a chair, vice chair, and committee chair/member in a broad range of businesses and civic organizations
	•	Extensive executive and investment experience

LORI LUTEY Age: 58 Director since: 2018 Committees: Audit (Chair)	Business Experience:
	•	Former Executive Vice President and Chief Financial Officer of Schneider National (NYSE: SNDR)
	•	Former Vice President of Finance of FedEx Services
	•	Former Vice President and Chief Financial Officer of FedEx Trade Networks
	•	Former Vice President of Finance and Administration of FedEx Supply Chain Services

Current and Former Directorships:
	•	Director of Tailwind Smith Cooper Holdings, a private manufacturer/distributor
	•	Director of Tailwind National Trench Safety, a private national provider of trench shoring and safety solutions
	•	Former director of PS Logistics, a private flatbed transportation solutions provider
	•	Former director of One Equity Partners Open Water I Corp. (NASDAQ: OEPWU), a previously formed special purpose acquisition company
	•	Former director of Inner Explorer, a non-profit organization whose mission is to provide mindfulness to PreK-12 classrooms

Skills and Expertise:
	•	Extensive experience with strategic and financial management and leadership of overall company performance
	•	Extensive financial and accounting experience, qualified as an “audit committee financial expert”

2023 Proxy Statement | 15

MICHAEL MCGAUGH Age: 49 Director since: 2020 Committees: None	Principal Occupation: President, Chief Executive Officer, and Director of Myers Industries, Inc.

Business Experience:
	•	Former Executive Vice President and Chief Operating Officer of BMC Stock Holdings, Inc. (NASDAQ:BMCH), a leading building products manufacturer and distributor focused on growth and innovation
	•	Former Global Director and Global General Manager for The Dow Chemical Company (NYSE:DOW), a global leader in science and technology in the areas of plastics, polymers, and chemicals
	•	Former Global Director, Growth and Innovation portfolio and Global Director, Strategic Marketing, for Dow
	•	Former Vice President and General Manager of Dow Building Solutions, a business unit within Dow that manufactures and sells plastics and polymer based building products such as STYROFOAMTM insulation
	•	Former business leader of multiple plastics and polymer business units at Dow

Current and Former Directorships:
	•	Director of Cleveland Clinic Akron General Hospital
	•	Former advisory board member of Harvard Joint Center for Housing Studies
	•	Former director of Shelterhouse of Michigan

Skills and Expertise:
	•	Substantial experience leading large public companies and their divisions
	•	Broad background in the plastics and polymers industries
•
Extensive merger, acquisition, and integration experience, having led the Integration Management Office for the merger between Dow/E.I. DuPont de Nemours and several other merger, acquisition, and divestiture transactions

	•	Significant experience in growth and innovation, having headed this business unit within Dow as well as having led Strategic Marketing for Dow
	•	Extensive experience in corporate strategy and governance, having held executive roles accountable for these functions at BMC Stock Holdings and Dow
	•	Deep commercial expertise, having led Sales, Marketing, and Purchasing functions for numerous business units and industry segments
16 | Myers Industries, Inc.

Until 2020, Mr. Foley served as Executive Chairman and a director of Libbey, Inc. (“Libbey”). Mr. Foley formerly served as Libbey’s Chief Executive Officer until March 31, 2019. Libbey’s business was and remains highly reliant on the foodservice industry. The COVID-19 pandemic caused Libbey to experience immediate and drastic reductions in revenue which, as a “non-essential” business, resulted in shutdowns of all six of Libbey’s global manufacturing facilities. On June 1, 2020, Libbey and its direct and indirect domestic subsidiaries commenced voluntary cases under Chapter 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware, which were jointly administered under the caption In re: Libbey Glass Inc., et al., Case No. 20-11439 (LSS). Libbey filed a proposed First Amended Joint Plan of Reorganization (“Plan”) which was confirmed by the Bankruptcy Court on October 20, 2020. On November 5, 2020, pursuant to the Plan, Libbey (i) assigned the majority of its assets to a subsidiary which assumed all of Libbey’s obligations and liabilities in connection therewith; and (ii) contributed 100% of the equity in the subsidiary to Libbey Holdings Inc., an entity newly formed by Libbey, in exchange for 100 shares of common stock of Libbey Holdings. The Plan became effective on November 13, 2020 and Libbey and the other debtors emerged from the Chapter 11 cases. As a result of the Plan becoming effective, all of the outstanding shares of common stock of Libbey and all other equity rights in the Company were cancelled. Libbey’s common stock may continue to be quoted on the OTC Pink marketplace, but under the terms of the Plan, the common stock has no underlying asset value, and Libbey filed a Form 15 with the U.S. Securites and Exchange Commission (“SEC”) deregistering the company’s common stock on November 16, 2020.
There are, and during the past ten years there have been, no other legal proceedings material to an evaluation of the ability of any director, nominee, or executive officer of the Company to act in such capacity or concerning his or her integrity. There are no family relationships among any of the directors, director nominees and executive officers.
The Board and Myers express our deep appreciation for the dedicated service and guidance provided by Sarah Coffin during her service as a director from 2010 until the 2023 Annual Meeting of Shareholders.
The Board of Directors recommends that you vote “FOR” each of the director nominees listed above.
2023 Proxy Statement | 17

Nominating Process
The Governance Committee reviews and evaluates individuals for nomination to stand for election as a director who are recommended to the Committee: in writing by any of our shareholders or by our current or past directors, executive officers, or identified by professional search firms retained by the Governance Committee.
Recruiting Guidelines and Director Qualifications
The Company’s Board Member Recruiting Guidelines outline the process for the Governance Committee to recruit and evaluate potential director candidates. These guidelines are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com. In considering these potential candidates for nomination to stand for election, the Governance Committee will consider:
•	The current composition of the Board and how well it functions as a group
•	The talents, personalities, and strengths of current directors
•	The value of contributions made by individual directors
•	The need for a person with specific skills, experiences or background relevant to the Company’s strategy to be added to the Board
•	Any anticipated vacancies due to retirement or other reasons
•	Other factors that may enter into the nomination decision
The Governance Committee endeavors to select nominees that contribute unique skills and professional experiences in order to advance the performance of the Board and establish a well-rounded Board with diverse views that reflect the interests of our shareholders. The Governance Committee considers diversity as one of a number of factors in identifying nominees for directors; however, there is no formal policy in this regard. The Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, in addition to traditional concepts of diversity such as race and gender.
When considering an individual candidate’s suitability for the Board, the Governance Committee will evaluate each individual on a case-by-case basis. The Governance Committee does not prescribe minimum qualifications or standards for directors; however, the Committee looks for directors who have personal characteristics, educational backgrounds and relevant experience that would be expected to help further the goals of the Company. In addition, the Governance Committee will review the extent of the candidate’s demonstrated excellence and success in his or her chosen business, profession, or other career and the skills and talents that the candidate would be expected to add to the Board. The Governance Committee may choose, in individual cases, to conduct interviews with the candidate and/or contact references, business associates, other members of boards on which the candidate serves or other appropriate persons to obtain additional information. The Governance Committee will make its determinations on whether to nominate an individual candidate based on the Board’s then-current needs, the merits of that candidate and the qualifications of other available candidates.
Shareholder Recommendation Policy
The Governance Committee will consider individuals for nomination to stand for election as a director who are recommended to it in writing by any of our shareholders that strictly follow the below procedures. Shareholders making recommendations for directors must:
•	Certify that the person making the recommendation is a shareholder of the Company (including the number of shares held as of the date of the recommendation)
•
Provide the full name and address of the proposed nominee as well as a biographical history setting forth past and present directorships, employment, occupations and civic activities for at least the past five years

•	Provide a signed written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director
•
Submit a signed written statement that the shareholder making the recommendation and the proposed nominee will make available to the Governance Committee all information reasonably requested in furtherance of the Committee’s evaluation

18 | Myers Industries, Inc.

•	Provide a letter of recommendation to the following address: Corporate Governance Committee, c/o Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301
•	Submit all required information before the close of business on or before November 15th of the year prior to our next Annual Meeting of shareholders
Shareholder Nomination Policy
In accordance with our Amended and Restated Code of Regulations, a shareholder may directly nominate a candidate for election as a director of the Company only if written notice of such intention is received by the Secretary not less than 90 days nor more than 120 days prior to the one year anniversary date of the immediately preceding Annual Meeting of shareholders. In the event that the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a shareholder, in order to be timely, must be received no later than the close of business on the tenth day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs. A shareholder wishing to directly nominate an individual to serve as a director must follow the procedure outlined in Article I, Section 12 of our Amended and Restated Code of Regulations, titled “Advance Notice of Director Nomination” and then send a signed letter of nomination to the following address: Corporate Governance Committee, c/o Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301. Our Amended and Restated Code of Regulations is available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com.
Shareholder Proxy Access
In accordance with our Amended and Restated Code of Regulations, a shareholder may also request that the Company include in its proxy statement in which it solicits proxies with respect to the election of directors at an Annual Meeting of shareholders, any person nominated for election (a “Shareholder Nominee”) to the Board by a shareholder or by a group of not more than 20 Shareholders that (i) satisfies the requirements of Section 13 of our Regulations (such individual shareholder or shareholder group, including each member thereof, to the extent the context requires, an “Eligible Shareholder”), and (ii) expressly requests in the notice required by such Section 13 to have the Shareholder Nominee included in the Company’s proxy materials pursuant to such Section 13. The information that the Company will include in its proxy statement is the information provided by the Eligible Shareholder to the secretary of the Company concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Company’s proxy statement by the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if the Eligible Shareholder so elects, a written statement, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). The Company may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. The Company will not be required pursuant to Section 13 to include any information regarding a Shareholder Nominee in its proxy materials for any meeting of Shareholders for which any person is engaging in a solicitation within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at such meeting other than Shareholder Nominees or nominees of the Board.
The Company will be required to include information regarding a Shareholder Nominee in its proxy materials with respect to an Annual Meeting only if the notice of the nomination relating to the Shareholder Nominee is delivered to, or mailed to and received by, the secretary of the Company no earlier than 120 days and no later than 90 days before the anniversary of the date of the previous year’s Annual Meeting of Shareholders; provided, however, that if the Company did not hold an Annual Meeting during the previous year, or if the date of the Annual Meeting has changed by more than 30 calendar days from the previous year’s date, or if the Company is holding a Special Meeting of shareholders or conducting an election of directors by written consent in lieu of an Annual Meeting, then the Eligible Shareholder must deliver the notice a reasonable time before the Company issues its proxy materials, as specified by the Company in a Current Report on Form 8-K filed pursuant to Item 5.08.
The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that the Company shall be required to include in its proxy materials with respect to an Annual Meeting generally shall not exceed the greater of (i) two, or (ii) 20% of the total number of members of the Company’s Board rounded to the closest whole number below 20%.
2023 Proxy Statement | 19

Board Committees and Meetings
There were a total of five regularly scheduled and special meetings of the Board in 2022. During 2022, all directors attended at least 75% of the aggregate total number of the meetings of the Board and committees on which they served. All of our directors and nominees attended our 2022 Annual Meeting. Although we do not have a formal policy requiring directors to attend the Annual Meeting, our directors are encouraged to attend, and to do so in person when permissible.
Board Committees
The Board has three standing committees: the Audit Committee, the CMD Committee, and the Governance Committee. Set forth below are the committee memberships as of the date of this Proxy Statement.
Director	Audit Committee	CMD Committee	Governance Committee
Yvette Dapremont Bright	•		•
Sarah R. Coffin			•
Ronald M. De Feo		Chair
William A. Foley	•		•
Jeffrey Kramer		•	Chair
F. Jack Liebau, Jr.	•	•	•
Bruce M. Lisman		•	•
Lori Lutey	Chair
In addition to these standing committees, the Board has established from time to time, and may establish in the future, special committees to address particular matters.
20 | Myers Industries, Inc.

Audit Committee
6 Meetings Held in 2022
The Audit Committee assists our Board in the oversight and integrity of our financial statements and enterprise risk management, ensures our structure meets legal and regulatory requirements, and oversees our internal auditing functions, controls, and procedures. The Board determined that based on their extensive financial background and expertise William Foley, Jack Liebau and Lori Lutey each met the criteria of an “audit committee financial expert” under SEC rules. None of our Audit Committee members serve on more than two other public company audit committees.
Audit Committee Functions:
•	Engage the independent registered public accounting firm and responsible for the appointment, compensation and oversight of the external auditor
•	Approve all audit and accounting engagements of the independent registered public accounting firm (audit and non-audit)
•	Review the results of the audit and interim reviews
•	Evaluate the independence of the independent registered public accounting firm
•	Review the financial results of the Company with the independent registered public accounting firm prior to their public release and filing of reports with the SEC
•	Direct and supervise special investigations
•	Oversee accounting, internal accounting controls, auditing matters, reporting hotline and corporate compliance programs
•
Review the Company’s ERM assessment and processes in assisting the Board’s oversight of the Company’s management of its significant enterprise level risks, including but not limited to cyber and IT risks

See the Audit Committee Report on page 59 for further information regarding the Audit Committee’s activities.
Compensation and Management Development Committee
6 Meetings Held in 2022
The CMD Committee administers our executive compensation programs and determines, either as a committee or together with the other independent board members, annual base salaries and incentive compensation awards for our executive officers.
CMD Committee Functions:
•	Review and approve compensation of the CEO and other executive officers of the Company
•	Review and approve the CEO’s compensation-related corporate goals
•	Evaluate the CEO’s performance
•	Oversee executive management development and succession planning
•	Establish and administer the Company’s policies, programs and procedures for compensating its executive officers and directors
•	Review and approve equity award grants
•	Review, assess and monitor the Company’s Stock Ownership Guidelines
•	Oversee regulatory compliance with respect to compensation matters
•	Oversee shareholder communications regarding executive compensation matters
•	Retain outside consultants regarding executive compensation and other matters
•	Oversee the leadership development programs and executive long-term and emergency succession planning
2023 Proxy Statement | 21

Corporate Governance Committee
4 Meetings Held in 2022
The Governance Committee assists the Board in developing and implementing corporate governance guidelines, identifying potential director candidates, determining the size and composition of our Board and its committees, evaluating the overall effectiveness of our Board, and the Board’s oversight of the Company’s ESG management.
Governance Committee Functions:
•	Evaluate new director candidates and incumbent directors
•	Recommend nominees to serve on the Board as well as members of the Board’s committees to the independent directors of the Board
•	Recommend and monitor participation in continuing education programs by the directors
•	Oversee succession planning of executive officers and directors
•	Identify and evaluate CEO candidates
•	Develop and implement corporate governance principles applicable to the Board and the Company
•	Review the Company’s policies, programs, and strategies relating to ESG and other public policy matters relevant to the Company
Committee Charters and Policies
The Board has adopted written charters for each of the Audit Committee, the CMD Committee, and the Governance Committee. Each committee reviews and evaluates the adequacy of its charter at least annually and recommends any proposed changes to the Board for approval. Each of the written charters and policies of the Committees are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersindustries.com.
22 | Myers Industries, Inc.

Director Compensation
The Company has structured its non-employee director compensation to attract and retain highly qualified directors and to compensate directors for their service, while also aligning the interests of the directors to the long-term interests of the Company’s shareholders.
In addition to the compensation provided to our non-employee directors, which is described below, our Amended and Restated Code of Regulations provides that we will indemnify, to the fullest extent then permitted by law, any of our directors or former directors who was or is a party or is threatened to be made a party to any matter, whether civil or criminal, by reason of the fact that the individual is or was a director of the Company, or serving at our request as a director of another entity. We have entered into indemnity agreements with each of our directors contractually obligating us to provide such protection. We also currently have in effect director and officer insurance coverage.
2022 Non-Employee Director Compensation
The Company’s non-employee director compensation program maintained in 2022 reflected the recommendations of the CMD Committee’s compensation consultant based on the consultant’s assessment of market competitiveness. The analysis included pay levels and prevalent practices for retainers, fees, equity-based compensation, and stock ownership guidelines, and affirmed that the Company’s non-employee director compensation program is structured in a manner consistent with good governance, continues to be aligned with best practices, and meets the needs of the Board.
The Company’s non-employee director compensation program includes an annual cash retainer and an equity-based award. Directors who are employees of the Company do not receive either an annual retainer or any other compensation related to their director services. The cash retainers are paid quarterly in arrears and the equity-based award is granted for directors’ upcoming year of service subject to vesting at the following year’s Annual Meeting of Shareholders. Directors may elect to receive an equivalent number of stock units rather than shares of common stock upon vesting, with payment to be made with respect to such stock units when such director ceases to be a member of the Board. For non-employee directors who join the Board between annual meeting dates, the annual cash retainer is prorated for the portion of the term that such director serves.
In 2022, each non-employee director received an annual cash retainer of $90,000 and an equity-based award under our 2021 Long-Term Incentive Stock Plan, as Amended and Restated (the “2021 Plan”) with a $90,000 target value at the grant date on the date of our 2022 Annual Meeting of Shareholders. The cash portions of the retainers in 2022 for our non-employee directors’ annual service and committee and Board chair service is set forth below.
Compensation Type	Director Compensation
Annual Cash Retainer	$90,000
Annual Equity Based Award	$90,000
Supplemental Annual Cash Retainer
Chair of Audit Committee	$12,500
Chair of CMD Committee	$12,500
Chair of Governance Committee	$10,000
Chair of Board(1)	$90,000
Ad-Hoc Committee Members(2)	$10,000
Ad-Hoc Committee Chairman(2)	$15,000
(1)	Board Chair is not eligible to receive additional Committee membership fees.
(2)	No ad hoc committees were established by the Board in 2022.
2023 Proxy Statement | 23

The following table shows all compensation paid to non-employee directors for their service during 2022.
NON-EMPLOYEE DIRECTOR COMPENSATION FOR CALENDAR YEAR 2022
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yvette Dapremont Bright	$90,000	90,009	—	—	—	$180,009
Sarah R. Coffin	$100,000	90,009	—	—	—	$190,009
Ronald M. De Feo	$102,500	90,009	—	—	—	$192,509
William A. Foley	$90,000	90,009	—	—	—	$180,009
Jeffrey Kramer	$90,000	90,009	—	—	—	$180,009
F. Jack Liebau, Jr.	$180,000	90,009	—	—	—	$270,009
Bruce M. Lisman	$90,000	90,009	—	—	—	$180,009
Lori Lutey	$102,500	90,009	—	—	—	$192,509
Robert A. Stefanko(2)	$24,226	—	—	—	—	$24,226
(1)
Stock Award amounts do not reflect compensation actually received by the directors. The amounts shown reflect the grant date fair market value of 4,110 restricted stock units awarded to each non-employee director on April 28, 2022 with respect to their service commencing on that date until the 2023 Annual Meeting of Shareholders, at which time their awards will vest unless the director elected to receive stock units and defer receipt of common stock until he or she ceases to be a member of the Board for any reason whatsoever, at which time the Company shall make a payment to the director of one share for every stock unit then held as payment with respect to each such stock unit.

(2)	Amount represents fees earned and paid in cash in 2022 through the date of Mr. Stefanko’s retirement from the Board on April 28, 2022.
24 | Myers Industries, Inc.

PROPOSAL NO. 2 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
In Proposal 3 below, we are asking shareholders to consider and approve an advisory resolution to approve the compensation of our named executive officers. Pursuant to Section 14A of the Exchange Act, adopted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, at least once every six years we are required to submit for shareholder vote a non-binding resolution to determine whether the advisory shareholder vote on executive compensation should occur every one, two, or three years. We held the last such advisory vote at our 2017 Annual Meeting of Shareholders, and a frequency of every year received the most shareholder votes.
After careful consideration, the Board believes that our practice of holding the advisory vote on the compensation of our named executive officers every year continues to be the most appropriate alternative for the Company and its shareholders, and therefore recommends that shareholders vote for a frequency of “Every One Year” for future advisory votes on executive compensation.
Shareholders are able to specify one of four choices for this proposal on the proxy card or in voting instructions: “Every One Year”; “Every Two Years”; “Every Three Years”; or “Abstain.” Shareholders are not voting to approve or disapprove the Board’s recommendation and, because the frequency is non-binding, shareholder approval of a one, two, or three-year frequency vote will not require the Company to implement an advisory vote on executive compensation more or less frequently than the preference receiving the highest number of votes. The final decision on the frequency of the advisory vote on executive compensation remains with the Board.
The Board values our shareholders’ opinions as expressed through their votes and other communications. Although the advisory vote is non-binding, the Board and the CMD Committee will carefully consider the outcome of the frequency vote and other communications from shareholders when making future decisions regarding the frequency of say-on-pay votes.
The Board of Directors unanimously recommends a vote “FOR” a frequency of “Every One Year” for holding future non-binding advisory votes on the compensation of our named executive officers
2023 Proxy Statement | 25

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, Myers provides shareholders with the opportunity to cast an annual advisory vote on executive compensation (“Say-on-Pay”). The CMD Committee has designed our executive compensation program (as described further in the Compensation Discussion & Analysis (“CD&A”) and tabular disclosures of this Proxy Statement) principally as follows:
Executive Compensation Objectives			Executive Compensation Elements
•	Provide competitive compensation packages to attract, retain and reward talented and experienced executives and other key employees whose knowledge, skills and performance are crucial to our success		•	Base salary
			•	Annual cash bonus opportunities
			•	Long-term incentives, such as equity based performance awards and other service based equity awards
			•	Benefits

•
Align our executives with shareholders to help ensure that the actual compensation paid to our executive officers (1) correlates with financial performance (“pay for performance”) and (2) motivates our executive officers to achieve short-term and long-term Company goals that will increase shareholder value. Our objective is to motivate our executive officers to achieve short-term and long-term Company goals by providing:
			•	Annual cash bonus opportunities
			•	Long-term incentives, such as equity based performance awards and other service based equity awards
	○	Short-term performance incentives with objective performance goals through an annual bonus plan focused on operating performance
	○	Long-term performance incentives that reward achievement of long-term strategic initiatives through the use of performance based stock units and other service-based awards
Result of 2022 Advisory Vote on Executive Compensation
At our 2022 Annual Meeting of Shareholders, over 98% of the votes cast on the Say-on-Pay proposal were voted in favor of the proposal. The CMD Committee evaluated those results as evidencing strong shareholder alignment with the current structure and results of our executive compensation programs.
2023 Advisory Vote on Executive Compensation
We are presenting the following proposal, which gives you, as a shareholder, the opportunity to endorse or not endorse our executive compensation program by voting “FOR” or “AGAINST” the following resolution.
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables, and narrative discussion is hereby APPROVED.”
Although the advisory vote is non-binding, the Board values shareholders’ opinions, and the CMD Committee will review the results of the vote and consider shareholders’ concerns and take those matters into account when considering future decisions concerning our executive compensation program.
Our advisory Say-on-Pay vote occurs annually (subject to consideration of the results of voting on Proposal No. 2), with the next advisory vote expected to occur at our 2024 Annual Meeting of Shareholders.
The Board of Directors recommends that you vote “FOR” Proposal 3 relating to approval of the resolution approving the compensation of our named executive officers
26 | Myers Industries, Inc.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Discussion and Analysis
In this section, we describe the material components of our 2022 executive compensation programs for our named executive officers (“NEOs”) whose compensation for 2022 is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement.
Mike McGaugh	President and Chief Executive Officer
Sonal Robinson(1)	Executive Vice President and Chief Financial Officer
Monica Vinay(2)	Vice President, Investor Relations and Treasurer, Interim Chief Financial Officer
Jeff Baker	Vice President, Shared Services
Jim Gurnee	Vice President, Sales, Marketing and Commercial Excellence
Paul Johnson	Vice President, Distribution Segment
(1)	Ms. Robinson resigned from her position as Executive Vice President of Finance and Chief Financial Officer effective July 1, 2022.
(2)	Ms. Vinay was appointed Interim Chief Financial Officer effective July 1, 2022, in addition to her roles as Vice President, Investor Relations, and Treasurer.
Overview
Compensation Philosophy
The CMD Committee believes that the Company’s NEOs should be paid in a manner that attracts the best-available talent, drives performance, encourages an appropriate sensitivity to risk, and encourages and rewards increases in shareholder value. This philosophy is achieved through the Company’s base salary, annual bonus opportunity, long-term incentive plan and other benefits, which are described in greater detail in this Proxy Statement. Myers’ NEOs are compensated in a manner consistent with the Company’s strategy, competitive practice, sound compensation governance principles, and shareholder interests.
The CMD Committee’s goals are to:
•	Attract and retain talented and experienced executives and other key employees whose knowledge, skills and performance are crucial to our success
•	Ensure that the actual compensation paid to our executive officers correlates with Company performance (“pay for performance”)
•	Motivate our executive officers to pursue, and reward them for achieving, short-term and long-term Company goals that are intended to deliver shareholder value
Our Strategy and Pay for Performance Approach to Executive Compensation
The Company’s compensation program is designed to compensate the Company’s NEOs in a manner consistent with the Company’s near and long-term strategic vision. The Company’s compensation program seeks to achieve this through the mixture of base pay, short and long-term incentives, and the provision of other benefits. Base pay and other benefits provide appropriate compensation to attract and retain talent. Short-term incentives are tied to the achievement of Company growth with targets intended to advance the long-term strategic vision of the Company. Long-term incentives provide executives with an ownership stake in the Company (emphasizing the “act like owners” principle of the Company) and help drive long-term value creation. For example, our 2022 performance-based long-term incentive awards were based on the Company’s three-year cumulative adjusted EBITDA, subject to a relative TSR modifier, which are performance metrics intended to motivate and reward our executives for increasing shareholder value and returns while promoting the Company’s long-term interests consistent with our strategic goals.
Business Highlights and Achievements in 2022
In a year marked by inflation, a tight labor market, supply chain challenges, and rising interest rates, we delivered strong financial performance and value for our shareholders, including:
•	Sales of $900 million, an increase of 18% in total and 10% on an organic basis
2023 Proxy Statement | 27

•	Adjusted operating income of $88 million, an increase of 69%
•	Adjusted earnings per share of $1.68, an increase of 73%
•	Adjusted EBITDA of $109 million, an increase of 51%
•	Cash flow from operations of $73 million
We also continued to make significant progress towards executing our 3-horizon strategy, including:
•	Realizing the benefits of price increases and value based pricing implemented over the past two years.
•	Implementing market plans and resulting sales plans that provide clear and actionable targets for marketers and sellers.
•	Driving improved financial performance through our “One Myers” approach to purchasing, integrated supply chain, and product/asset management.
•
Completing two bolt-on acquisitions: an additional rotational molding facility that expanded our capability in the south-eastern United States and an automotive aftermarket competitor, Mohawk Rubber Sales.

•	Implementing cross-company employee development planning and succession planning – a more robust approach to recruiting and developing world class capabilities at Myers.
•	Continuing Servant Leadership training – a differentiator in transforming Myers’ culture.
•	Publishing our first ESG report and a subsequent update report highlighting our commitment to sustainable business practices and how we are addressing key ESG areas of focus.
We continued to be aligned and centered on our True North, our mission, which is: to transform our Material Handling Segment into a high-growth business that is a true innovator of plastic solutions, while we also continue to grow and optimize our Distribution Segment.
The Company uses certain non-GAAP measures in this proxy statement. Adjusted operating income, adjusted earnings per share, and adjusted EBITDA are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in Appendix A to this proxy statement.
Checklist of Compensation Practices
Our success depends largely on the contributions of motivated, focused and energized executives all working to achieve our strategic objectives. The CMD Committee and senior management, with assistance from our independent compensation advisor, develop competitive pay programs for our NEOs and other officers and we follow the basic tenets set forth in the following table:
WHAT WE DO	WHAT WE DON’T DO
Link Pay to Objective Financial Performance	Enter into Executive Employment Contracts
Limited Termination/Change in Control Severance Benefits	Offer Tax Gross-Ups for Change in Control Payments
Grant Awards with Double Trigger Change in Control Provisions	Reprice Underwater Options
Impose Stock Ownership Guidelines	Allow Cash Buyouts of Underwater Options
Retain an Independent Compensation Advisor	Permit Short Sales by Directors, Officers, or Employees
Tally Sheets to Evaluate and Monitor NEO Compensation	Offer Executive Perquisites
Maintain a Clawback Policy	Allow Hedging or Pledging of Company Stock
Elements of 2022 Compensation
Our executive compensation program elements (base salary, annual bonus, long-term incentives and benefits) are designed to provide an integrated and competitive total pay package. A majority of the compensation package for our NEOs is performance-based and the metrics are focused on paying for growth.
28 | Myers Industries, Inc.

Description of Compensation Elements
Our 2022 executive compensation program was designed to reinforce the relationship between the interests of our NEOs and our shareholders and included three primary components: base salary, annual cash bonus and long-term incentives. The objectives and key characteristics of each element of our 2022 executive compensation program are summarized in the following table:

Type of Pay & Form		Performance Periods	Objectives

Fixed	Base Pay (cash)	1 year
•Compensation for job performance
•Recognizes individual skills, competencies, and experience
•Generally determined based on an individual’s time in the position, experience, performance, future potential, external market conditions, and peer benchmarking
•May be influenced/changed as a result of changes in the executive’s responsibilities, an assessment of annual performance, our financial management, and/or external market data relating to base pay practices of peers

At Risk	Annual Bonus (cash)	1 year
•Variable cash compensation with 100% tied to the achievement of annual corporate operational goals established by the CMD Committee each fiscal year to align with corporate strategic goals (for 2022, as in 2021, the Company’s achievement of budgeted adjusted EBITDA)
•Aligns interests of executives with shareholders, with amount earned dependent on Company performance objectives designed to enhance shareholder value

	Long-Term Incentives (CEO: 75% PSUs & 25% RSUs; Other NEOs 60% PSUs & 40% RSUs)	3 years
•Motivates and rewards leaders for increasing shareholder value and returns while promoting our long-term interests consistent with strategic goals
•Reflects the belief that a significant component of executive compensation should be at risk where the amount earned depends on achieving long-term Company performance objectives designed to enhance shareholder value (for awards in 2022, as in 2021, the Company’s three-year cumulative adjusted EBITDA, subject to a relative TSR modifier)
•Helps build executive stock ownership consistent with our stock ownership objectives
•Encourages retention of executive management team through multi-year vesting

2023 Proxy Statement | 29

NEO Target Compensation Mix
We believe in linking pay for performance. The following graphs illustrate the percentages of total target direct compensation of our CEO and CFO attributable to base salary, target bonus, and target long-term incentives. The percentages are based on annualized targets although Ms. Robinson’s service ceased on July 1, 2022 upon her resignation. As illustrated below, a significant portion of our executives’ compensation is at risk and subject to delivery based on objective financial results (80% of our CEO’s target compensation and 60% of our other NEOs’ target compensation).

How Compensation is Determined
The Company believes its practices are consistent with the practices of a company of its size, reflect best practices regarding the governance of executive pay programs and reflect the executive pay program’s objectives of delivering competitive and appropriate pay aligned with our shareholders’ interests.
The CMD Committee refers to market data to benchmark and help establish pay opportunities for the NEOs that are competitive for a company of our size in our industry, and for the role and experience of the individual executive. The CMD Committee generally considers a range around the market median when establishing compensation levels for the NEOs.
As part of its annual review and consideration of the benchmarking process used to assess the Company’s pay levels and pay programs for its executives, the CMD Committee and its independent compensation consultant conduct an executive compensation market analysis that draws from third-party compensation surveys and publicly available data for a group of peer companies (“Compensation Peer Group”). The CMD Committee annually reviews the Compensation Peer Group, with input from the Committee’s independent compensation consultant, to evaluate whether the composition of the group remains relevant for the ensuing calendar year, with consideration of certain quantitative and qualitative criteria, including: (1) companies within approximately 50% to 200% of the Company’s revenue, (2) companies operating within the Company’s industries and end-markets, and (3) companies with similar focus and/or business complexity. Due to the difficulty of finding direct publicly-traded peers within the lower end of the revenue range, the CMD Committee regards the Company’s comparison to these companies only as reference points in establishing pay levels. Additionally, survey data from Willis Towers Watson is used as an additional reference point using similar quantitative and qualitative criteria to establishing the Compensation Peer Group. Our CMD Committee does not seek to establish any specific benchmark in reference to these companies or to require changes in our executive compensation to match changes in these companies’ compensation.
30 | Myers Industries, Inc.

Based on the annual evaluation of the Compensation Peer Group conducted in late 2021, the CMD Committee determined to add several companies as being size and industry comparatively more appropriate and eliminate certain companies due to business relevance as auto aftermarket companies or due to becoming significantly undersized relative to the Company (due to recent Company acquisitions and then-anticipated related revenue growth). Accordingly, the following companies were adopted to comprise the Compensation Peer Group for executive compensation benchmarking purposes in 2022:
$ in millions
Company Name	Industry	Revenue	Market Cap
Mativ Holdings, Inc.(1)	Paper and Forest Products	$2,170	$1,148
Quaker Houghton(2)	Chemicals	$1,943	$2,996
Dorman Products, Inc.	Auto Parts & Equipment	$1,733	2,543
Chart Industries, Inc.	Industrial Machinery	$1,612	$4,923
Alamo Group Inc.	Construction Machinery & Heavy Trucks	$1,513	$1,695
Astec Industries, Inc.	Machinery	$1,274	$921
Barnes Group Inc.	Machinery	$1,261	$2,067
EnPro Industries, Inc.	Machinery	$1,099	$2,286
The Shyft Group, Inc.	Specialty Vehicle Mfg. and Assembly	$1,027	$876
Commercial Vehicle Group, Inc.	Construction Machinery & Heavy Trucks	$971	$227
Stoneridge, Inc.	Auto Parts & Equipment	$899	$590
Helios Technologies, Inc.	Machinery	$885	$1,692
TriMas Corporation	Industrial Machinery	$883	$1,151
Esco Technologies	Aviation & Space Filtration & Fluid Control	$857	$1,901
Lindsay Corporation	Agricultural & Farm Machinery	$770	$1,761
Standex International Corporation	Diversified Global Manufacturing	$735	$1,225
(1)	Formerly known as Schweitzer-Mauduit International, Inc., which combined in a merger of equals with Neenah, Inc. on July 6, 2022.
(2)	Formerly known as Quaker Chemical Corporation.
Consistent with the objectives of our executive pay philosophy of attracting and retaining a talented and experienced executive management team and other key employees, paying for performance, motivating our executive officers to achieve short-term and long-term Company goals that are intended to enhance shareholder value, and rewarding executives whose knowledge, skills, and performance are crucial to our success, actual compensation may be above or below the median for executives in similar roles at companies of similar size and complexity, depending on an evaluation of several factors including, but not limited to, time-in-position, experience, performance, and future potential. We believe this approach is appropriate as it is intended to attract and retain key executives, but does not position our compensation costs out of line with expected or actual performance.
Compensation Elements in 2022
Base Salary
Base salary provides a fixed element of compensation that competitively rewards our NEOs’ individual skills, competencies, experience and performance. Additionally, the base salaries provide our NEOs with income regardless of the Company’s stock price performance, which acts as a risk-balancing measure in that it helps to avoid incentives to create short-term stock price fluctuations. Furthermore, it helps mitigate elements beyond the control of the Company, like general economic and stock market conditions unrelated to Company performance.
The Company does not have written employment agreements with our NEOs. The Board and CMD Committee annually review the performance of the CEO and the CEO’s corporate goals and objectives and, in connection with this review, may recommend a merit-based increase to the CEO’s base salary.
For the other NEOs, base salary adjustments are based on recommendations by the CEO to the CMD Committee. In making such adjustments, the Company’s performance and the individual NEO’s scope of work, performance and competitive benchmarks are considered, based on input from the independent consultant to the CMD Committee.
2023 Proxy Statement | 31

The 2022 initial base salaries of all NEOs and percentage increases from their 2021 base salaries are shown in the following table and reflect considerations consistent with the foregoing. Ms. Robinson’s base salary was in effect through her departure effective July 1, 2022. Ms. Vinay began receiving a supplemental monthly salary payment of $5,000 commencing July 1, 2022 in connection with her assumption of additional duties as the Company’s Interim Chief Financial Officer in addition to her role as Vice President, Investor Relations and Treasurer.
2022 NEO Base Salaries and Adjustments
Name	% Increase	Base Salary
Mike McGaugh	8.5%	$700,000
Sonal Robinson	3.0%	$448,000
Monica Vinay	3.8%	$301,050
Jeff Baker	11.1%	$357,000
Jim Gurnee	3.8%	$327,000
Paul Johnson	4.0%	$364,000
2022 Short-Term Incentives
The Company’s annual incentive plan is a cash-based incentive plan in which our NEOs, along with certain other senior level employees, participate. The annual incentive plan was intended to reward management primarily for achieving targeted levels of adjusted EBITDA based on the Company’s 2022 financial plan.
Annual Bonus Metrics
For 2022 annual bonuses, as for 2021 annual bonuses, performance was determined using the following objective financial metric:
Measure	Alignment with Business Strategy
Adjusted EBITDA
Achieving EBITDA targets consistent with the Company’s annual financial plan supports the Company’s objectives of providing value to its stakeholders and rewarding business performance for providing such value.

This objective financial metric constituted 100% of each NEO’s annual bonus opportunity.
Annual Bonus Performance – 2022 Objectives and Achievements
The CMD Committee annually approves a target bonus opportunity for each NEO. Objective performance targets were established for achieving certain levels of adjusted EBITDA for each NEO’s annual bonus opportunity. As part of the annual bonus performance goal-setting process, the Board annually reviews and approves management’s business and financial plan for the Company, and the CMD Committee reviews the proposed performance goal, with minimum and maximum ranges intended to appropriately reward for results that exceed or fall short of target expectations. Bonuses can range from 0% to 200% of target, depending on actual performance, a practice determined to be consistent with the range of annual bonus opportunities of other peer companies.
Goals are intended to reward for growth and business performance, consistent with the Company’s strategy, and motivate management with additional compensation opportunities without encouraging excessive risk-taking. We reward our executives with higher levels of cash compensation for results that substantially exceed target results. Conversely, we pay relatively lower levels of cash compensation for results that fail to meet minimally acceptable performance expectations.
Our 2022 goals were set first by establishing that growth is a critical element of success. For 2022, the Company set a target goal of 100% of the Company’s adjusted EBITDA plan, or $92.0 million, and a maximum goal of 139.1% of the Company’s adjusted EBITDA plan, or $128.0 million. To incentivize our team to continue to sustain a minimum level of growth, we set a threshold goal of 80.4% of the Company’s adjusted EBITDA plan, or $74.0 million, before attainment of any bonus payouts.
32 | Myers Industries, Inc.

The table below shows the Company’s 2022 EBITDA targets and actual results, as adjusted for nonrecurring items approved by the CMD Committee, and the impact on our annual incentive plan payout percentage ($ in millions):
	Fiscal Year 2022 Goals and Payout
Performance Metric	Threshold (50%)	Target (100%)	Maximum (200%)	2022 Actual Results	Payout (% of target)
EBITDA ($ in millions)	$74.0	$92.0	$128.0	$109.2	147.7%
Based on the results above, the NEOs earned bonus awards for 2022 as follows:
Name	Base Salary	Target Award (% of Base)	Objective Metric Achievement (% of Target)	Earned Award Amount
Mike McGaugh	$700,000	100%	147.7%	$1,033,900
Sonal Robinson(1)	$448,000	60%	147.7%	$198,509
Monica Vinay(2)	$301,050	50%	147.7%	$244,480
Jeff Baker	$347,000	65%	147.7%	$333,137
Jim Gurnee	$327,000	55%	147.7%	$265,638
Paul Johnson	$364,000	50%	147.7%	$268,814
(1)	Ms. Robinson’s annual bonus opportunity was pro-rated at 50% to reflect her period of employment during 2022.
(2)
Ms. Vinay’s award was based on the salary in effect for her role as Vice President, Investor Relations, Treasurer, plus the $5,000 monthly supplemental salary she received in 2022 in connection with her assumption of additional duties as the Company’s interim Chief Financial Officer.

2022 Long-Term Incentives
The Company’s long-term incentive plan was established to, among other things, encourage management to drive long-term shareholder value and to align management’s interests with shareholders’ interests, emphasizing the “act like owners” principle of the Company. The long-term incentive plan is intended to motivate and reward leaders for increasing shareholder value and returns. The Company believes the Company’s shareholders and employees are both best served by having our NEOs focused on and rewarded based on the achievement of longer-term results of the Company. To accomplish this, the CMD Committee has in recent years awarded our NEOs a mix of service-based and performance-based restricted stock units. For our NEOs other than our CEO, the weighting of long-term incentives in 2022 was as follows:
•
60% Weighting: Long-term performance restricted stock units intended to reward our executives for achieving financial goals over a multi-year period. Our long-term performance restricted stock units vest at the end of three years based on achievement of pre-established objectives over three calendar years.

•
40% Weighting: Service-based restricted stock units help retain our key executives. Restricted stock units also align our executives with the total returns earned by our investors. Our service-based restricted stock unit grants vest ratably over a three-year period, conditioned on continued employment, providing a strong executive retention device.

Our CEO’s 2022 long-term incentives were weighted as follows, consistent with our approach in 2021 to provide even greater alignment between long-term Company performance and reward opportunities:
•	75% Weighting: Long-term performance restricted stock units which vest at the end of three years based on achievement of pre-established objectives over three calendar years.
•	25% Weighting: Service-based restricted stock units which vest ratably over a three-year period, conditioned on continued employment.
2022 Long-Term Incentive Mix
Once target values are developed, annual awards for each long-term element are based on an individual’s position, experience, future potential, organizational level, scope of responsibilities, ability to impact results, and any special recruiting and retention needs. For the NEOs, the CMD Committee continued to emphasize performance-based awards over service-based awards.
2023 Proxy Statement | 33

The following mix of target long-term incentives for our NEOs were established for calendar year 2022.

Long-Term Incentive Target Opportunities
The target long-term incentive opportunity for each NEO is based on a percentage of their respective base salaries, as determined annually by the CMD Committee with input from the CMD Committee’s independent compensation consultant (with reference to the benchmarking analysis review) and from management. For 2022, the target long-term incentive opportunities for our NEOs were as follows: Mr. McGaugh, 300%, Ms. Robinson, 90%, Ms. Vinay, 50%, Mr. Baker, 80%, Mr. Gurnee, 70%, and Mr. Johnson, 70%. Ms. Robinson forfeited all of her unvested long-term incentive awards, including her 2022 awards, upon her voluntary resignation effective July 1, 2022. Ms. Vinay’s target long-term incentive opportunity was based on her initial base salary in effect for 2022 and did not include the supplemental salary she began receiving on July 1, 2022 in connection with her assumption of additional duties as the Company’s interim Chief Financial Officer.
Long-Term Incentive Performance Metrics
In 2020, the CMD Committee determined to include two performance metrics in our long-term performance-based incentive awards (i) an EBITDA metric based on achievement of annual target levels of EBITDA, and (ii) a return on invested capital (ROIC) metric based on annual target levels ROIC, each of which were established at the time of grant for the three-year performance period 2020-2022, subject to adjustments for certain nonrecurring items as approved by the CMD Committee. Given the significant economic uncertainties in the early part of 2020 at the time our 2020-2022 performance-based incentive awards were granted, the CMD Committee determined at the time of grants in 2020 to apply the following weighting to the annual results over the three-year performance period: (i) 16.67% weighting of 2020 results, (ii) 33.33% weighting of 2021 results, and 50% weighting of 2022 results.
In 2021, the CMD Committee determined to revise the performance metrics used in our long-term performance-based incentives to be based on achievement of target levels of three-year cumulative adjusted EBITDA, subject to a modifier based on the Company’s relative total shareholder return (rTSR). The Committee maintained this structure for the long-term incentive performance awards granted in 2022.
The three-year target levels of cumulative adjusted EBITDA and the manner of application of the rTSR modifier for our 2022 long-term performance-based incentive awards were established with input from the CMD Committee’s independent compensation consultant and management. These metrics are intended to better align with the Company’s strategy, drive consistent performance over time to help provide long-term shareholder value, and to more effectively correlate this performance to long-term incentive compensation of our NEOs and other key management team members. Additionally, these metrics are used by management to assess the operating performance of the business over the upcoming three-year period. The rTSR modifier will be measured by the Company’s three-year TSR performance relative to all companies in the S&P 600 Materials and S&P 600 Industrials industry groups, and is used only to either (i) increase by 25% the percentage payout based on EBITDA performance if the Company’s rTSR is at or above the 75th percentile of the comparative group, or (ii) to decrease by 25% the percentage payout based on EBITDA performance if the Company’s rTSR is below the 25th percentile of the comparative group. No adjustment will be made to the payout otherwise based on the Company’s three-year EBITDA performance if the Company’s rTSR is at or above the 25th percentile of the index group but does not reach the 75th percentile of the group.
34 | Myers Industries, Inc.

The following table shows the structure of the Company’s long-term performance-based incentive awards for the three prior grant cycles in 2020, 2021, and 2022, which were outstanding as of the end of 2022:
Performance Period	Grant Date	Settlement Date (If Earned)	Performance Measures and Weighting
2020-2022	April 2020	2023	Annual adjusted EBITDA (50%)	Annual adjusted ROIC(1)(50%)
2021-2023	March 2021	2024	3-year cumulative adjusted EBITDA (100%)	rTSR modifier
2022-2024	March 2022	2025	3-year cumulative adjusted EBITDA (100%)	rTSR modifier
(1)
ROIC is defined as the Company’s annual return on invested capital as calculated by the following formula: net operating profit after taxes (“NOPAT”)/invested capital (“IC”), with NOPAT based on the Company’s adjusted operating income after taxes and IC based on the Company’s total equity plus par value of debt, in each case as determined from the Company’s audited financial statements for the fiscal year, with such adjustments as may be approved by the CMD Committee in its discretion.

2020-2022 Long-Term Incentive Performance Awards – Objectives and Achievements
In 2020, the Company established three-year targets for the two equally weighted performance metrics of EBITDA and ROIC for its long-term incentive performance-based awards. The performance years were weighted 50% for 2020 results, 100% for 2021 results, and 150% for 2022 results. For each of the years in the three-year performance period ending in 2022, the Company achieved the adjusted EBITDA and ROIC results, each as adjusted to reflect nonrecurring items approved by the CMD Committee, reflected in the following table, resulting in the overall payout percentage set forth below ($ in millions):
		Fiscal Years 2020-2022 Goals and Payouts
Year	Metric	Threshold (50%)	Target (100%	Max (200%)	Actual	Projected Payout	Weighted Payout
2020	EBITDA	$61.0	$71.2	$81.6	$66.4	52.7%
	ROIC	11.2%	14.1%	17.0%	12.7%	50.0%
	Weighting (16.67%)					51.4%	8.6%
2021	EBITDA	$66.5	$76.7	$87.1	$72.4	57.9%
	ROIC	13.9%	17.0%	20.1%	12.8%	00.0%
	Weighting (33.33%)					28.9%	9.6%
2022	EBITDA	$72.0	$82.1	$92.5	$109.2	200.0%
	ROIC	14.2%	16.9%	19.7%	20.0%	200.0%
	Weighting (50%)					200.0%	100.0%
	Overall payout						118.2%
Other Compensation Policies and Practices
Senior Officer Severance Plan
In 2020, the CMD Committee first recommended, and the Board approved, adoption of a Senior Officer Severance Plan (“Severance Plan”) to provide certain severance benefits for senior officers determined to be eligible to participate in the Plan, including severance benefits in the event of certain terminations of employment, including in connection with a change in control of the Company. The Severance Plan is in lieu of any executive employment, severance, or change in control agreements and provides consistency in the levels of termination benefits available to our most senior officers. For a summary of the benefits available to our NEOs under the Severance Plan in 2022, see the description provided under the caption Severance Arrangements upon Termination Including Change in Control in this Proxy Statement.
Other Benefits
NEOs participate in broad-based benefit plans that are available to other employees. These benefits are not tied to individual or Company performance, which is the same approach used for other employees. Moreover, changes to executives’ benefits reflect the changes to the benefits of other employees.
2023 Proxy Statement | 35

The Company’s NEOs participate in the following broad-based benefit plans that provide basic health, life, and income security:
•
The Company maintains qualified and nonqualified retirement programs in which our NEOs are eligible to participate. NEOs participate in our qualified retirement plan, a tax-qualified 401(k) plan under which all participants are eligible to receive matching contributions from the Company on the same terms as all other employees. The Company matching contribution is 100% of the first 3% contributed by a participant plus 50% of the next 2% contributed, for a total of up to 4% match on a participant’s compensation up to federal limits.

•
Each of our NEOs is eligible to participate in our Executive Nonqualified Excess Plan (“Nonqualified Deferred Compensation Plan”), which is a nonqualified retirement savings plan that allows for deferrals above the IRS limits on qualified plans. This plan is intended to restore compensation benefits that would have been earned under the tax-qualified 401(k) plan but for certain limitations imposed by the federal tax laws. Participating officers are at all times 100% vested in their voluntary deferrals. The Company may also provide matching or discretionary credits to the accounts of eligible officers, as determined by the Company in its sole discretion. The CMD Committee believes that maintaining this Nonqualified Deferred Compensation Plan helps to maintain the competitiveness of our entire executive retirement benefits.

•	NEOs also participate in broad-based benefit plans that are available to all employees, including health insurance and life and disability insurance.
The Company provides no perquisites to our NEOs other than reimbursement of annual executive physicals.
Clawback Policy
The Company maintains a Clawback Policy that provides for the recoupment of certain incentive compensation in the event of an accounting restatement resulting from material noncompliance (whether or not based upon misconduct) with financial reporting requirements under the federal securities laws. The Clawback Policy is administered by the CMD Committee and applies to current and former executive officers and such other employees who may from time to time be deemed subject to the policy by the CMD Committee.
Stock Ownership Guidelines	•
A key objective of our pay program in general and our long-term equity-based incentive awards in particular is to encourage stock ownership by Company insiders. As a result, we have maintained Stock Ownership Guidelines since 2010. Under our Stock Ownership Guidelines, our NEOs and non-employee directors are expected to hold a specified amount of our common stock, as follows:

	•	CEO: 5X annual base salary
	•	CFO: 3X annual base salary
	•	Vice Presidents (including Human Resources): 1X annual base salary
	•	Non-Employee Directors: 5X annual cash Board retainer NEOs and non-employee directors have five years to attain the ownership requirement after becoming subject to the guidelines.

•
In determining stock ownership for purposes of our ownership guidelines, shares owned outright, including shares owned jointly with a spouse or separately by a spouse and/or children that live in the NEO’s household, vested and unvested time-based restricted stock and stock unit awards, vested stock options, and non-employee deferred stock units, are counted.

36 | Myers Industries, Inc.

Risk Assessment of Compensation Practices
In the design and approval of the Company’s executive compensation program, the CMD Committee considers risks that may be inherent in the program but has designed the program to guard against excessive risk taking. The following are some features of the compensation program that are designed to help the Company manage compensation-related risk:
•
Using a variety of vehicles for providing compensation, including salary, bonus, and equity-based compensation, comprised of cash and equity based incentives with different vesting periods, which act to focus executives on specific objectives under the Company’s business plan while creating alignment with shareholders

•
Providing a mixture of fixed and variable, annual and long-term, and cash and equity compensation to encourage behavior and actions that are in the long-term interests of the Company and our shareholders

•	Placing an emphasis on performance-based awards more than service-based awards to further align the interests of our employees with those of our shareholders
•	Establishing, and reviewing on an annual basis, base salaries to be consistent with an employee’s responsibilities
•	Diversifying incentive-based risk by using differing performance measures, including Company financial performance
•	Determining and awarding incentive award grants based on a review of multiple indicators of performance that diversify the risk associated with any single indicator of performance
As a result, the CMD Committee believes that the design of the Company’s compensation program does not encourage employees to take unnecessary or excessive risks that could harm the Company’s long-term value.
Compensation Decision-Making
Timeline and Essential Components of Compensation Decision-Making
The CMD Committee oversees our executive compensation plan and policies, administers our equity plans, and approves all compensation for our NEOs. Portions of the CMD Committee’s annual agenda items are summarized below:

Late Winter/Spring
•	Approve annual incentive plan payouts for prior year	•	Approve long-term incentive plan award levels for NEOs and share pool for all equity awards

•	Approve long-term performance vesting and payouts for prior performance period	•	Grant long-term incentive awards

•	Approve current year’s annual incentive plan metrics, NEO performance criteria, and thresholds, targets and maximum goals	•	Review proxy advisory firms’ pay for performance reports, feedback, and proxy recommendations

•	Approve current year’s long-term incentive plan thresholds, targets and maximum goals

Summer		Fall
•	Review the results of the Company’s “Say-on-Pay” vote (and any other compensation-related items voted upon at the annual meeting)	•	Review long-term incentive performance metrics

•	Review the Company’s overall compensation program and consider any structural changes	•	Review peer group composition and executive compensation levels
2023 Proxy Statement | 37

Parties Involved in Compensation Decision-Making
Role of CMD Committee	•
Four independent directors currently comprise our CMD Committee, which is responsible for overseeing our executive pay plans and policies, administering our equity plans and approving all compensation for our NEOs

	•	The CMD Committee routinely requests information from senior management regarding the Company’s performance, pay and programs to assist it in its actions
	•	The CMD Committee has the authority to retain outside advisors as needed to assist it in reviewing and modifying the Company’s programs and providing competitive pay levels and terms
	•	In arriving at its decision on NEO compensation, the CMD Committee takes into account the shareholder “say-on-pay” vote results at the previous annual meeting of shareholders
•
The CMD Committee annually reviews and establishes the goals used for our annual and long-term incentive plans. The CMD Committee assesses the performance of the Company and the CEO. Based on this evaluation, the CMD Committee then recommends the CEO’s compensation for the next year to the Board for its consideration and approval

	•	The CMD Committee reviews the CEO’s compensation recommendations for the CFO, providing appropriate input and approving final awards
	•	Finally, the CMD Committee provides guidance and final approval to the CEO with regard to the determination of the compensation of other key executives
Role of Senior Management	•	The Company’s management serves in an advisory or support capacity as the CMD Committee carries out its charter regarding executive compensation
	•	The Company’s CEO and Vice President of Human Resources typically participate in meetings of the CMD Committee
	•	The Company’s CFO may participate as necessary or at the CMD Committee’s request
•
The Company’s management normally provides the CMD Committee with information regarding the Company’s performance as well as information regarding executives who participate in the Company’s various plans. Such data is usually focused on the executives’ historical pay and benefit levels, plan costs, context for how programs have changed over time and input regarding particular management issues that need to be addressed. In addition, management normally furnishes similar information to the CMD Committee’s independent compensation advisor

	•	Management provides input regarding the recommendations made by the CMD Committee’s independent advisors or the CMD Committee
	•	Management implements, communicates and administers the programs approved by the CMD Committee, reporting back to it any questions, concerns or issues
•
The CEO annually evaluates the performance of the Company and the other NEOs. Based on these evaluations, the CEO provides the CMD Committee with recommendations regarding the pay for such executives for its consideration, input, and approval. The CMD Committee authorizes the CEO to establish the pay for the Company’s other executives and senior management based on terms consistent with those used to establish the pay of the NEOs. Members of management present at meetings when pay is discussed are recused from such discussions when the CMD Committee focuses on his or her individual pay

38 | Myers Industries, Inc.

Role of Independent Compensation Advisor	•	The CMD Committee has the authority to retain independent advisors and compensation consultants to assist in carrying out its responsibilities
	•	The CMD Committee has engaged Semler Brossy as its independent compensation adviser since 2017
	•	Semler Brossy’s lead consultants report directly to the CMD Committee Chair, who approves Semler Brossy’s annual work plan
	•	The lead consultants interact directly with the CMD Committee on a regular basis and with management as needed to complete work requested by the CMD Committee
	•	Semler Brossy did not provide any other services to the Company during 2022 and received no compensation other than for services provided to the CMD Committee
	•	The work of Semler Brossy has not raised any conflicts of interest and Semler Brossy annually confirms its independence to the CMD Committee
Compensation and Management Development Committee Interlocks and Insider Participation
At the end of fiscal year 2022, the following directors were members of the CMD Committee: Ronald DeFeo (Chair), Jeffrey Kramer, F. Jack Liebau, Jr., and Bruce M. Lisman. None of the CMD Committee members have at any time been an officer or employee of the Company. In the past fiscal year, none of our NEOs have served as a member of the board of directors or compensation committee of any entity that has one or more NEOs serving on the Company’s Board or CMD Committee.
Compensation and Management Development Committee Report on Executive Compensation
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
The CMD Committee, in the performance of its duties and responsibilities, has reviewed and discussed with management the information provided under the section titled “Compensation Discussion and Analysis.” Based on discussions with management and our review of the “Compensation Discussion and Analysis” disclosure, we have recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
The foregoing report has been furnished by the current members of the CMD Committee, being:
Ronald DeFeo (Chair), Jeffrey Kramer, F. Jack Liebau, Jr. (Board Chair), and Bruce M. Lisman.
2023 Proxy Statement | 39

Summary of Cash and Certain Other Compensation
The following table summarizes the compensation paid by us to our named executive officers, as determined in accordance with SEC rules, for the years ended December 31, 2022, 2021, and 2020.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(6)	Total
Michael McGaugh President and Chief Executive Officer	2022	$691,539	—	$2,100,001	—	$1,033,900	—	$67,339	$3,892,778
	2021	$641,923	—	$1,419,006	—	$566,955	—	$65,939	$2,693,823
	2020	$468,750	—	$1,249,999	—	$286,875	—	$11,400	$2,017,024
Sonal Robinson(4) Former Executive Vice President and Chief Financial Officer	2022	$251,293	—	—	—	$198,509	—	$16,078	$465,879
	2021	$401,538	—	$391,490	—	$209,934	—	$19,719	$1,022,681
	—	—	—	—	—	—	—	—	—
Monica Vinay(5) Vice President, Investor Relations and Treasurer, Interim Chief Financial Officer	2022	$354,146	—	$150,523	—	$244,480	—	$23,913	$773,063
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
Jeff Baker Vice President, Shared Services	2022	$355,462	—	$285,598	—	$342,738	—	$28,533	$1,012,330
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
Jim Gurnee Vice President, Sales, Marketing and Commercial Excellence	2022	$325,154	—	$228,899	—	$265,638	—	$17,697	$837,388
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
Paul Johnson Vice President, Distribution Segment	2022	$361,577	—	$254,813	—	$268,814	—	$12,833	$898,037
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
(1)
Amounts shown do not reflect compensation actually received by the executive officers. Instead, the amounts shown are reported at grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 718, Compensation — Stock Compensation (referred to herein as “FASB ASC Topic 718”). The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to Consolidated Financial Statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC. The amounts set forth in this column for 2022 include the grant date fair value of performance stock unit awards. The value of the annual performance stock unit awards granted in fiscal year 2022 if the target level of performance is achieved was: Mr. McGaugh – $1,575,001 Ms. Robinson – $241,912 (although Ms. Robinson forfeited all such awards upon her voluntary resignation as an officer of the Company effective July 1, 2022), Ms. Vinay – $90,310, Mr. Baker – $171,363, Mr. Gurnee – $137,343, and Mr. Johnson – $152,884. The value of the annual performance stock unit awards granted in fiscal year 2022 if the maximum performance target is achieved was: Mr. McGaugh – $3,150,001, Ms. Robinson – $483,823 (although Ms. Robinson forfeited all such awards upon her voluntary resignation as an officer of the Company effective July 1, 2022), Ms. Vinay – $180,620, Mr. Baker – $342,725, Mr. Gurnee – $274,676, and Mr. Johnson – $305,768.

(2)
Amounts in this column for 2022 include the grant date fair value of restricted stock unit awards. Information regarding the restricted stock unit awards granted to our NEOs is set forth in the Grants of Plan Based Awards Table for each respective year. The Grants of Plan Based Awards Table also sets forth the grant date fair value in accordance with FASB ASC Topic 718. The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to our Consolidated Financial Statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.

(3)
Amounts in this column for 2022 represent incentive bonuses that were earned during 2022 and paid early in 2023. The amount in this column for 2022 for Ms. Robinson reflects an incentive bonus pro-rated based on her departure date of July 1, 2022.

(4)
Ms. Robinson resigned as an officer of the Company effective July 1, 2022. In connection with her voluntary resignation, Ms. Robinson received a pro-rated incentive bonus (as described above) and forfeited all remaining equity-based award agreements granted in 2021 and 2022 as described further in the Potential Termination Payments and Benefits table.

(5)
Ms. Vinay was appointed Interim Chief Financial Officer effective July 1, 2022 and began receiving a supplemental monthly salary payment of $5,000 for her service in that role in addition to her role as Vice President, Investor Relations and Treasurer.

40 | Myers Industries, Inc.

(6)
The amounts set forth in this column include: (i) Company contributions under our 401(k) plan and Nonqualified Deferred Compensation Plan; (ii) executive physicals; and (iii) dividends upon vesting of restricted stock awards. These benefits are valued based on the incremental costs to the Company and are listed in the following table:

	2022	2021	2020
Mr. McGaugh
Contributions	$50,340	$37,152	$11,400
Executive physical	—	4,523	—
Dividends	16,999	5,911	—
Relocation	—	18,353	—
	$67,339	$65,939	$11,400
Ms. Robinson
Contributions	$12,000	$16,062	—
Executive physical	2,462	3,657	—
Dividends	1,416	—	—
	$16,078	$19,719	—
Ms. Vinay
Contributions	$19,265	—	—
Executive physical	1,776	—	—
Dividends	2,872	—	—
	$23,913
Mr. Baker
Contributions	$20,426	—	—
Executive physical	2,206	—	—
Dividends	5,901	—	—
	$28,533	—	—
Mr. Gurnee
Contributions	$12,200	—	—
Executive Physical	—	—
Dividends	5,497	—	—
	$17,697	—	—
Mr. Johnson
Contributions	$12,200	—	—
Executive physical	—	—	—
Dividends	633	—	—
	$12,833	—	—
2023 Proxy Statement | 41

Grants of Plan Based Awards
The following table contains information concerning the grants of plan based awards to the NEOs in 2022 under the 2021 Plan and the annual incentive plan. The actual value and gains, if any, on an option exercise are dependent upon the future performance of our common stock and overall market conditions. The outstanding and unvested portion of stock awards identified in the table below are also reported in the “Outstanding Equity Awards at Fiscal 2022 Year-End” table below.
Grants of Plan Based Awards During Fiscal Year 2022
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Award ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael McGaugh	3/03/2022		700,000	1,400,000
	3/15/2022					84,723	169,446				1,575,001(4)
	3/15/2022							28,241			525,000
Sonal Robinson(5)	3/03/2022		268,000	537,600
	3/15/2022					13,013	26,026				241,912(4)
	3/15/2022							8,676			161,287
Monica Vinay	3/03/2022		165,525	331,050
	3/15/2022					4,858	9,716				90,310(4)
	3/15/2022							3,239			60,213
Jeff Baker	3/03/2022		232,050	464,100
	3/15/2022					9,218	18,436				171,363(4)
	3/15/2022							6,145			114,236
Jim Gurnee	3/03/2022		179,850	359,700
	3/15/2022					7,388	14,776				137,343(4)
	3/15/2022							4,925			91,556
Paul Johnson	3/03/2022		182,000	364,000
	3/15/2022					8,224	16,448				152,884(4)
	3/15/2022							5,483			101,929
(1)
Represents estimated future payout for annual cash bonuses. Actual payout amounts were based on results of adjusted EBITDA for 2022 and are reflected under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
Represents awards of performance stock units subject to vesting on the third anniversary of the grant date with payout based on cumulative adjusted EBITDA with a relative TSR modifier over a three-year performance period for the performance period of 2022-2024.

(3)
Represents awards of restricted stock units which vest ratably in three annual installments on March 16 of each of the first three years after the grant date. The grant date fair value of such awards was calculated using the closing price of our common stock on the date of grant of $18.59 per share.

(4)	Represents payout at target based on the grant date fair value of such awards calculated by using the closing price of our common stock on the date of grant of $18.59 per share.
(5)	All Equity Incentive Plan Awards granted to Ms. Robinson on March 15, 2022 were forfeited upon her voluntary resignation effective July 1, 2022.
42 | Myers Industries, Inc.

Outstanding Equity Awards at Fiscal Year End
The following table shows all outstanding equity awards held by the NEOs at the end of fiscal year 2022 that have not been exercised, forfeited, or vested. Certain of the awards identified in the table below are also reported in the “Grants of Plan Based Awards During Fiscal Year 2022” table above.
Outstanding Equity Awards at Fiscal 2022 Year-End
	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Michael McGaugh						14,594(2)	324,425	65,674(5)	1,459,933
						11,879(3)	264,070	54,453(6)	1,188,260
						28,241(4)	627,797	84,723(7)	1,883,392
Sonal Robinson(8)				—	—	—	—	—	—
Monica Vinay	2,100	0		14.77	03/01/23	1,644(2)	36,546	7,398(5)	164,458
	3,100	0		20.93	03/07/24	1,943(3)	43,193	4,370(6)	97,145
	3,200	0		18.69	03/05/25	3,239(4)	72,003	4,858(7)	107,993
	6,100	0		11.62	03/02/26
	11,317	0		14.30	03/02/27
	7,031	0		21.30	03/08/28
	7,095	0		18.58	03/06/29
Jeff Baker						2,365(3)	52,574	5,320(6)	118,264
						6,145(4)	136,603	9,218(7)	204,916
Jim Gurnee						2,109(3)	46,883	4,746(6)	105,504
						4,925(4)	109,483	7,388(7)	164,235
Paul Johnson						2,344(3)	52,107	5,274(6)	117,241
						5,483(4)	121,887	8,224(7)	182,820
(1)	Calculated by multiplying $22.23, the closing market price of our common stock on December 30, 2022, by the number of unvested restricted shares and unvested performance shares at target payout.
(2)	Represents unvested service based restricted units granted on April 28, 2020 which are subject to vesting as the last of three equal installments on March 6, 2023.
(3)	Represents unvested service based restricted units granted on March 16, 2021 which are subject to vesting in two remaining equal installments on March 16 in 2022, 2023 and 2024.
(4)	Represents unvested service based restricted units granted on March 15, 2022 which are subject to vesting in three equal installments on March 16 in 2023, 2024, and 2025.
(5)
Represents vested performance based restricted stock units granted on April 28, 2020 which are subject to settlement based on applicable performance conditions for the three-year performance period 2020-2022. The units shown indicate the number of shares that would be paid out if performance is achieved at target.

(6)
Represents unvested performance based restricted stock units granted on March 16, 2021 which are subject to settlement based on applicable performance conditions for the three-year performance period 2021-2023. The units shown indicate the number of shares that would be paid out if performance is achieved at target.

(7)
Represents unvested performance based restricted stock units granted on March 15, 2022 which are subject to settlement based on applicable performance conditions for the three-year performance period 2022-2024. The units shown indicate the number of shares that would be paid out if performance is achieved at target.

(8)	All unvested equity awards granted to Ms. Robinson were forfeited upon her voluntary resignation effective July 1, 2022.
2023 Proxy Statement | 43

Option Exercises and Stock Vested for Fiscal Year End 2022
The following table shows the options that were exercised and the restricted stock grants that vested for the NEOs during fiscal year 2022.
	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Michael McGaugh	—	—	20,534	355,831
Sonal Robinson	—	—	2,622	50,133
Monica Vinay	12,976	$11,788	3,105	53,990
Jeff Baker	—	—	6,055	114,358
Jim Gurnee	—	—	5,617	119,030
Paul Johnson	—	—	1,172	22,409
Nonqualified Deferred Compensation
The following table shows the contributions, earnings, and balances of the NEOs in our Nonqualified Deferred Compensation Plan with respect to fiscal year 2022.
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Michael McGaugh	91,272	38,140	(17,192)	—	149,406
Sonal Robinson	8,397	—	(1,175)	—	11,009
Monica Vinay	3,291	7,065	(8,923)	—	39,504
Jeff Baker	155,874	8,226	(9,618)	—	149,056
Jim Gurnee	—	—	—	—	—
Paul Johnson	—	—	—	—	—
(1)	Contributions by the Company in 2023 with respect to fiscal year 2022 under the Nonqualified Deferred Compensation Plan.
(2)
Earnings in this column represent estimated earnings on the Nonqualified Deferred Compensation Plan, which are based upon participant-directed investment allocations. These amounts are not included in the Summary Compensation Table because they do not constitute above market interest or preferential earnings. Amounts reported in prior years in the Summary Compensation Table for (i) Mr. McGaugh were $6,367 for 2021 and $1,028 for 2020, and (ii) Ms. Robinson were $106 for 2021.

44 | Myers Industries, Inc.

Severance Arrangements upon Termination Including Change in Control
The following table summarizes severance benefits available to certain of our NEOs eligible to participate in the Severance Plan first adopted by the Company in 2020, if certain terminations of employment occurred in 2022.
Event Triggering Payment or Provision of Benefits	Benefit	Michael McGaugh	Sonal Robinson(1) Jeff Baker Jim Gurnee Paul Johnson(2)
Termination without cause or for good reason	Severance Payment	Amount equal to 1.5 times current annual base salary (or highest base salary during prior year) paid in lump sum within 30 days	Amount equal to 1 times current annual base salary (or highest base salary during prior year) paid in lump sum within 30 days
	LTI Awards	Outstanding unvested restricted stock awards are forfeited and performance stock unit awards fully vest subject to settlement based on actual performance	Outstanding unvested restricted stock awards and performance stock unit awards fully vest subject to settlement based on actual performance
	Certain Benefits and Perquisites	Health coverage, long term disability protection, life insurance protection, and outplacement services for one year	Health coverage, long term disability protection, life insurance protection, and outplacement services for one year
Termination without cause or for good reason in connection with a change in control	Severance Payment	Amount equal to 2 times the sum of (A) current annual base salary (or highest base salary during prior year), and (B) target annual bonus, paid in a lump sum within 30 days	Amount equal to 1.5 times the sum of (A) current annual base salary (or highest base salary during prior year), and (B) target annual bonus, paid in a lump sum within 30 days
	Annual Bonus for Year of Termination	Amount equal to the pro-rata portion of the current year target annual bonus paid within 30 days	Amount equal to the pro-rata portion of the current year target annual bonus paid within 30 days
	LTI Awards	Outstanding unvested restricted stock awards fully vest and performance stock unit awards fully vest subject to settlement based on actual performance	Outstanding unvested restricted stock awards fully vest and performance stock unit awards fully vest subject to settlement based on actual performance
	Certain Benefits and Perquisites	Health coverage for 18 months; long term disability protection and life insurance protection for 2 years, and outplacement services for one year	Health coverage for 18 months; long term disability protection and life insurance protection for 2 years, and outplacement services for one year
Termination by reason of death or disability	Cash Payment	Base salary and annual bonus accrued and unpaid to the date of death or disability	Base salary and annual bonus accrued and unpaid to the date of death or disability
	LTI Awards	Outstanding restricted stock awards fully vest and performance stock unit awards vest on a pro rata basis at target performance	Outstanding restricted stock awards fully vest and performance stock unit awards vest on a prorated basis at target performance
	Certain Benefits and Perquisites	Amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan	Amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan
Termination with cause or voluntary resignation	Other Terms	Compensation earned but not yet paid on the date of termination	Compensation earned but not yet paid on the date of termination
(1)
Ms. Robinson was eligible to receive the benefits described herein until her voluntary resignation effective July 1, 2022, but did not receive any benefits under our Severance Plan upon her departure due to the voluntary nature of her resignation.

(2)
Mr. Johnson is also eligible for certain benefits upon the sale or other disposition by the Company of substantially all of the assets of the Myers Tire Supply distribution business, as described below under “Additional Severance Arrangement.”

Additional Severance Arrangement
The Company has entered into an agreement with Mr. Johnson, Vice President, Distribution Segment, pursuant to which he is entitled to the following benefits upon his termination by the Company or resignation for good reason within 12 months after a sale or disposition by the Company of substantially all of the assets of its Myers Tire Supply distribution business: (i) a cash payment equal to 1.5 times the sum of his base salary in effect on the Termination Date and his current target annual bonus, paid in a lump sum within 30 days, (ii) vesting of all unvested restricted stock awards, and (iii) vesting of all unvested performance stock unit awards at target.
2023 Proxy Statement | 45

Summary of Potential Termination Payments and Benefits
The following table summarizes the value of the termination payments and benefits that each of our NEOs would have received if he or she had terminated employment on December 31, 2022, under the circumstances shown.
Name	Termination for Cause or Voluntary Resignation	Termination without Cause or for Good Reason	Retirement(1)	Death	Disability(2)	Termination without Cause or Resignation for Good Reason in connection with a Change of Control
Michael McGaugh
Cash Severance	—	$1,050,000	—	$700,000	$26,923	$2,800,000
Bonus Severance	—	—	—	$700,000	$700,000	$700,000
Other Benefits	—	$59,042	—	$51,063	$51,063	$82,401
Equity Acceleration(3)	—	$4,322,883	—	$4,322,883	$4,322,883	$5,747,878
Total	—	$5,431,925	—	$5,773,946	$5,100,869	$9,330,279
Sonal Robinson(4)
Cash Severance	—	—	—	—	—	—
Bonus Severance	—	$134,400	—	—	—	—
Other Benefits	—	—	—	—	—	—
Equity Acceleration(3)	—	—	—	—	—	—
Total	—	$134,400	—	—	—	—
Monica Vinay(5)
Cash Severance	—	—	—	—	—	—
Bonus Severance	—	—	—	—	—	—
Other Benefits	—	—	—	—	—	—
Equity Acceleration	—	—	—	—	—	—
Total	—	—	—	—	—	—
Jeff Baker
Cash Severance	—	$357,000	—	$357,000	$13,731	$883,575
Bonus Severance	—	—	—	$232,050	$232,050	$232,050
Other Benefits	—	$53,084	—	$42,125	$42,125	$73,464
Equity Acceleration	—	$349,809	—	$349,809	$349,809	$512,357
Total	—	$749,893	—	$980,985	$637,716	$1,701,446
Jim Gurnee
Cash Severance	—	$327,000	—	$327,000	$12,577	$760,275
Bonus Severance	—	—	—	$179,850	$179,850	$179,850
Other Benefits	—	$53,084	—	$42,125	$42,125	$73,464
Equity Acceleration	—	$252,720	—	$252,720	$252,720	$426,105
Total	—	$632,803	—	$801,695	$487,272	$1,439,694
Paul Johnson(6)
Cash Severance	—	$364,000	—	$364,000	$14,000	$819,000
Bonus Severance	—	—	—	$182,000	$182,000	$182,000
Other Benefits	—	$59,209	—	$51,314	$51,314	$82,653
Equity Acceleration	—	$325,845	—	$325,845	$325,845	$474,055
Total	—	$749,054	—	$923,159	$573,159	$1,557,707
(1)	None of the NEOs were eligible for retirement benefits as of December 31, 2022.
(2)	Values for these amounts are based on an assumption of total disability at December 31, 2022.
46 | Myers Industries, Inc.

(3)	Values for these amounts are based on the closing price of our common stock on December 31, 2022 of $22.23.
(4)
Values reflect amounts actually received by Ms. Robinson upon her voluntary resignation effective July 1, 2022, including a pro-rated incentive bonus. With respect to Other Benefits, the value reflects premiums for continued coverage for a period of six months under the Company’s group medical and dental plans at the levels being provided to Ms. Robinson immediately prior to her voluntary resignation.

(5)	Ms. Vinay was not eligible to participate in the Company’s Severance Plan.
(6)
In addition to the foregoing, Mr. Johnson is entitled to the following benefits upon his termination by the Company or resignation for good reason within 12 months after a sale or disposition by the Company of substantially all of the assets of its Myers Tire Supply distribution business: Cash Severance of $546,000, Bonus Severance of $273,000, Equity Acceleration of $474,055, and no Other Benefits, totaling $1,293,055.

2023 Proxy Statement | 47

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) for our principal executive officer (“PEO”) and non-PEO named executive officers (“Non-PEO NEOs”) and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how we align executive compensation with performance, refer to “Executive Compensation and Related Information – Compensation Discussion and Analysis.”
Year (a)	Summary Compensation Table Total for First PEO(1) (b)	Compensation Actually Paid to First PEO(2) (c)	Summary Compensation Table Total for Second PEO(3) (d)	Compensation Actually Paid to Second PEO(4) (e)	Average Summary Compensation Table Total for Non-PEO NEOs(5) (f)	Average Compensation Actually Paid to Non-PEO NEOs(6) (g)	Value of Initial Fixed $100 Investment Based on:			Net Income (millions)(9) (j)	Adjusted EBITDA (millions)(10) (k)
							Total Shareholder Return (TSR)(7) (h)	Peer Group 1 TSR (8) (i)	Peer Group 2 TSR (8) (i)
2022	$3,892,778	$7,338,779	—	—	$797,339	$951,584	$145.93	$136.42	$127.72	$61.7	$109.2
2021	$2,693,823	$2,968,343	—	—	$750,142	$409,365	$127.98	$145.27	$140.98	$33.5	$72.4
2020	$2,017,024	$2,624,286	$1,048,702	$1,369,766	$845,446	$801,284	$129.44	$122.68	$111.97	$36.8	$66.4

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. McGaugh, our Chief Executive Officer, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation and Related Information – Executive Compensation Tables – Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of CAP for Mr. McGaugh, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. McGaugh during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. McGaugh’s total compensation for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for First PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2022	$3,892,778	$2,100,001	$5,546,001	$7,338,779
2021	$2,693,823	$1,419,006	$1,693,526	$2,968,343
2020	$2,017,024	$1,249,999	$1,857,261	$2,624,286
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
48 | Myers Industries, Inc.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$3,626,614	$1,729,636	—	($49,030)	—	$238,780	$5,546,001
2021	$1,382,320	$202,340	—	$17,292	—	$91,574	$1,693,526
2020	$1,814,792	—	—	—	—	$42,468	$1,857,261

(3)
Amounts reported in column (d) are the amounts of total compensation reported for Andrean Horton, our interim Chief Executive Officer for a portion of 2020, which were included in the “Total” column of the Summary Compensation Table for 2020.

(4)
Amounts reported in column (e) represent the CAP for Ms. Horton in 2020, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Horton during 2020. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Ms. Horton’s compensation for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for Second PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to Second PEO
2020	$1,048,702	$389,993	$711,057	$1,369,766

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)	The amounts deducted or added in calculating the equity award adjustments are as follows

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2020	$566,205	$138,935	—	$(17,261)	—	$23,178	$711,057
2023 Proxy Statement | 49

(5)	Amounts reported in column (f) represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year.
(6)
Amounts reported in column (g) represent the average amount of CAP to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$797,339	$183,967	$338,212	$951,584
2021	$750,142	$296,973	$(43,804)	$409,365
2020	$845,446	$263,333	$219,171	$801,284
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$294,838	$108,664	$0	($2,750)	($76,160)	$13,620	$338,212
2021	$136,391	$4,108	$0	$4,682	($189,492)	$507	($43,804)
2020	$192,886	$51,231	$49,913	($23,265)	($61,129)	$9,536	$219,171
(7)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(8)
Represents the TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated included in the following peer groups: (1) S&P 600 Materials (Sector), and (2) S&P 600 Industrials (Sector). The blended weighted TSR of these two peer groups is used by the Company to determine the Company’s relative TSR performance for purposes of applying a potential positive or negative modifier in connection with the settlement of the Company’s long-term performance-based incentive awards, as described under “Executive Compensation and Related Information – Compensation Discussion and Analysis – 2022 Long-Term Incentives.” The S&P 600 Materials (Sector) is included in the five year cumulative total return chart included in the Company’s 2022 Annual Report on Form 10-K.

(9)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(10)
Adjusted EBITDA is defined as net income plus depreciation and amortization, interest expense (net), income tax provision, and restructuring or other unusual charges. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

50 | Myers Industries, Inc.

Financial Performance Measures
As described in greater detail in “Executive Compensation and Related Information – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects an objective pay-for-performance philosophy. The metrics that the Company uses for both our short-term and long-term incentive awards are selected based on an overall objective of providing incentives to our named executive officers to increase the value of our enterprise for our shareholders. In addition to Adjusted EBITDA, which is the sole financial performance metric currently used in our short-term incentive plan, and relative TSR, which is included as a modifier to our Adjusted EBITDA performance in our long-term incentive plan, the most important financial performance measures used by the Company to measure and internally manage our performance and to align the executive compensation actually paid to our NEOs with the Company’s performance are as follows:
•	Sales
•	Adjusted EBITDA Margin (Percentage of Sales)
•	Earnings per share (EPS)
2023 Proxy Statement | 51

Analysis of Information Presented in Pay versus Performance Table
As described in greater detail in “Executive Compensation and Related Information – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a strong pay-for-performance philosophy with an emphasis on variable, performance-based compensation. While the Company uses several objective metrics to align executive compensation with our financial performance, we do not specifically align such metrics with CAP (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following tables to reflect the relationships between certain of the information presented in the Pay versus Performance table and CAP.

52 | Myers Industries, Inc.

CEO Pay Ratio
As a result of rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC has adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (in the Company’s case, the CEO). In determining the median employee, a listing of all employees (the Company’s full employee population, but excluding the CEO) as of December 31, 2022, was prepared and the Company applied a “consistently applied compensation measure” to determine the median employee. For the consistently applied compensation measure, the Company looked to annual base salaries of employees for 2022. We used an annual base salary as our consistently applied compensation measure as it represents the primary compensation component paid to all of our employees. Non-U.S. employees were included in the determination of the median employee compensation, with the salary amounts of such non-U.S. employees converted to U.S. dollars using the applicable exchange rate as of December 31, 2022.
The annual total compensation paid to our CEO in 2022 based on his time of service was $3,892,778, as reflected in the Summary Compensation Table information included in this Proxy Statement. The annual total compensation for 2022 of our median employee (other than the CEO) was calculated in accordance with the requirements of the Summary Compensation Table and determined to be $48,666. Accordingly, our CEO annual total actual compensation in 2022 was approximately 79.99 times that of our median employee in 2022.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Policies and Procedures with Respect to Related Party Transactions
The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, it is our preference, as a general rule, to avoid related party transactions. No related party transactions occurred during fiscal year 2022.
Our Governance Committee reviews all relationships and transactions in which we and our directors, nominees for director and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. In addition, under our Code of Business Conduct and Ethics, our Audit Committee is responsible for reviewing and investigating any matters pertaining to our ethical codes of conduct, including conflicts of interest.
2023 Proxy Statement | 53

Security Ownership of Certain Beneficial Owners and Management
The following table shows the number of shares of our common stock beneficially owned as of March 8, 2023, (unless otherwise indicated) by:
•	Each shareholder known by us to be the beneficial owner of more than 5% of our common stock;
•	Each of the Company’s directors and director nominees;
•	Each named executive officer in our summary compensation table; and
•	All of our current directors and named executive officers as a group.
A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the sale of the stock. All individuals listed in the table have sole voting and investment power over the shares unless otherwise noted. The Company had no preferred stock issued or outstanding.
	Shares Beneficially Owned	Percent of Shares Outstanding(1)
Greater Than 5% Owners(2)
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	5,767,999	15.9%
GAMCO Investors, Inc.(4) One Corporate Center Rye, NY 10580-1435	5,364,631	14.8%
T. Rowe Price Associates, Inc.(5) 100 East Pratt Street Baltimore, Maryland 21202	3,280,083	9.0%
The Vanguard Group(6) 100 Vanguard Blvd. Malvern, PA 19355	2,557,365	7.0%
Allspring Global Investments Holdings, LLC(7) 525 Market St, 10th Floor San Francisco, CA 94105	2,084,653	5.8%
Directors, Nominees, and Named Executive Officers(8,9)
Jeff Baker	7,938	*
Jim Gurnee	7,317	*
Paul Johnson	847	*
Michael McGaugh(10)	112,997	*
Sonal Robinson	1,915	*
Monica Vinay(11)	15,039
Yvette Dapremont Bright(12)	9,133	*
Sarah R. Coffin(13)	39,012	*
Ronald M. De Feo(14)	49,960	*
William A. Foley(15)	36,603	*
Jeffrey Kramer(16)	15,523	*
F. Jack Liebau, Jr.(12)	40,165	*
Bruce Lisman(12)	49,765	*
Lori Lutey(17)	31,750	*
All directors and executive officers as a group (14 persons)	417,964	1.1%*
*	Less than 1% ownership
(1)
The percentage of shares beneficially owned is based on 36,582,929 shares of common stock outstanding as of March 8, 2023. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares of common stock subject to

54 | Myers Industries, Inc.

options that are currently exercisable or exercisable within 60 days after March 3, 2023, are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)
According to filings made with the SEC, this party or an affiliate has dispositive and/or voting power over the shares. Number of shares of common stock beneficially owned is the amount reflected in the most recent Schedule 13D or Schedule 13G filed by such party.

(3)
According to a Schedule 13G/A filed January 23, 2023, Blackrock, Inc. possessed sole power to vote with respect to 5,732,166 of these shares, sole power to direct the disposition of 5,767,999 shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares.

(4)
According to a Schedule 13D/A filed November 25, 2022, (i) Gabelli Funds, LLC possessed sole power to vote and sole power to direct the disposition with respect to 1,508,750 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (ii) GAMCO Asset Management, Inc. possessed sole power to vote with respect to 3,017,311 of these shares, sole power to direct the disposition with respect to 3,107,511 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (iii) Gabelli & Company Investment Advisers, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 2,800 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (iv) MJG Associates, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 24,000 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (v) Teton Advisors, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 701,870 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (vi) Gabelli Foundation, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 18,000 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (vii) GGCP, Inc. and GAMCO Investors, Inc. each possessed sole power to vote, sole power to direct the disposition, shared power to vote and shared power to direct the disposition with respect to none of these shares, (viii) Associated Capital Group, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 1,700 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares and (ix) Mario J. Gabelli possessed sole power to vote, sole power to direct the disposition, shared power to vote and shared power to direct the disposition, with respect to none of these shares. According to the Schedule 13D/A, Mario J. Gabelli is deemed to have beneficial ownership of the securities owned beneficially by Gabelli Funds, LLC, GAMCO Asset Management, Inc., MJG Associates, Inc., Gabelli Foundation, Inc., Associated Capital Group and Teton Advisors, Inc.

(5)
According to the Schedule 13G/A filed February 14, 2023, (i) T. Rowe Price Investment Management, Inc. possessed sole power to vote with respect to 1,195,468 of these shares, sole power to direct the disposition with respect to all of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares; and (ii) T. Rowe Price Small-Cap Value Fund, Inc. possessed sole power to vote with respect to 2,053,989 of these shares, but the sole dispositive power over none of these shares and shared voting or shared dispositive power over none of these shares.

(6)
According to a Schedule 13G/A filed February 9, 2023, The Vanguard Group possessed sole power to vote with respect to none of these shares, sole power to direct the disposition of 2,468,506 of these shares, shared power to vote with respect to 59,661 of these shares, and shared power to direct the disposition of 88,859 of these shares.

(7)
According to the Schedule 13G/A filed January 13, 2023, (i) Allspring Global Investments Holdings, LLC possessed sole power to vote with respect to 2,001,015 of these shares, sole power to direct the disposition with respect to 2,084,653 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares; (ii) Allspring Global Investments, LLC possessed sole power to vote with respect to 319,571 of these shares, sole power to direct the disposition with respect to 2,081,343 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares; (iii) Allspring Funds Management, LLC possessed the power to vote (sole and shared) and direct the disposition (sole and shared) with respect to none of these shares.

(8)
Unless otherwise noted, the beneficial owner uses the same address as the address of the principal office of the Company for its business address and c/o the Company for any business at which he or she is employed.

(9)
According to filings made with the SEC, this party or an affiliate has dispositive and/or voting power over the shares. Unless otherwise indicated, none of the persons listed beneficially owns one percent or more of the outstanding shares of common stock.

(10)	Amount includes 1,500 shares of common stock held in Mr. McGaugh’s account in the Company’s Employee Stock Purchase Plan.
(11)	Amount includes 250 shares of common stock held in Ms. Vinay’s account in the Company’s Employee Stock Purchase Plan.
(12)
Amount includes 4,110 restricted stock units awarded on April 28, 2022, with respect to the director’s service commencing on that date until the 2023 Annual Meeting of Shareholders, at which time the awards will vest.

(13)
The table does not reflect 18,903 share unit awards that have been deferred by this director that will be converted into common stock upon the lapse of the deferral period on April 27, 2023. The table includes 4,110 restricted stock units awarded to this director on April 28, 2022, with respect to her current service commencing on that date until the 2023 Annual Meeting of Shareholders, at which time the awards will vest.

(14)
The table does not reflect 10,741 share unit awards that have been deferred by this director that will be converted into common stock upon the lapse of the deferral period. The table includes 4,110 restricted stock units awarded to this director on April 28, 2022, with respect to his current service commencing on that date until the 2023 Annual Meeting of Shareholders, at which time the awards will vest.

2023 Proxy Statement | 55

(15)
The table does not reflect 16,912 share unit awards that have been deferred by this director that will be converted into common stock upon the lapse of the deferral period. The table includes 4,110 restricted stock units awarded to this director on April 28, 2022, with respect to his current service commencing on that date until the 2023 Annual Meeting of Shareholders, at which time the awards will vest.

(16)
The director possesses shared power to vote and shared power to direct the disposition of 10,000 of these shares with his spouse. The table does not reflect 4,023 share unit awards that have been deferred by this director that will be converted into common stock upon the lapse of the deferral period. The table includes 4,110 restricted stock units awarded to this director on April 28, 2022, with respect to his current service commencing on that date until the 2023 Annual Meeting of Shareholders, at which time the awards will vest.

(17)
The table includes (i) 4,110 restricted stock units awarded on April 28, 2022, with respect to the director’s current service commencing on that date until the 2023 Annual Meeting of Shareholders, at which time the awards will vest, and (ii) 10,500 shares held by a trust over which the director is co-trustee and the director shares voting and dispositive power with respect thereto.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires Myers Industries’ directors, officers and persons who own more than ten percent of its common stock (“Section 16 Filers”) to file reports of ownership and changes in ownership with the SEC and to furnish Myers Industries with copies of all such forms they file. These reports can be viewed on the SEC’s website at www.sec.gov. For the year ended December 31, 2022, based solely on the review of copies of reports furnished to us or written representations that no reports were required, we believe that all Section 16(a) filing requirements were met in the last fiscal year by our Section 16 Filers, with the following exceptions:
•
Initial Form 3 filings on behalf of officers Jeff Baker, Jim Gurnee, and Paul Johnson were filed several days late due to an administrative backlog at the SEC which resulted in a delay in processing the Form ID applications submitted by Messrs. Baker, Gurnee and Johnson and assigning EDGAR access codes with respect to each of them.

•	An initial Form 3 filing by Ms. Vinay was amended on February 27, 2023, to correct the amount of securities beneficially owned by Ms. Vinay.
56 | Myers Industries, Inc.

PROPOSAL NO. 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. In accordance with these responsibilities, the Audit Committee appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2023. Additional information regarding the services provided to the Company by EY during 2022 is set forth below, under the section titled “Matters Relating to the Independent Registered Public Accounting Firm.”
In selecting EY as the Company’s independent registered public accounting firm, the Audit Committee considered a variety of factors, including:
•	The firm’s independence and internal quality controls
•	The overall depth of talent
•	EY’s experience with the Company’s industry and companies of similar scale and size
In determining whether to reappoint EY as the Company’s independent registered public accounting firm for the year ending December 31, 2023, the Audit Committee again took those factors into consideration along with its evaluation of the past performance of EY and EY’s familiarity with the Company’s business and internal control over financial reporting. EY’s audit report appears in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
In accordance with SEC rules and EY policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to our company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the lead audit partner under this rotation policy involves discussions with EY regarding qualified audit experience and ability to devote the time necessary to serve as lead audit partner. The current EY lead audit partner at EY for the Company was appointed in 2022.
The Audit Committee believes that the continued retention of EY as our independent registered public accounting firm is in the best interest of the Company and our shareholders and, although shareholder ratification is not required under the laws of the State of Ohio, we are asking shareholders to ratify the selection of EY as our independent registered public accounting firm for 2023, in order to provide a means by which our shareholders may communicate their opinions to the Audit Committee. If our shareholders do not ratify the appointment of EY, the Audit Committee will reconsider the appointment, but is not obligated to change the appointment, and may for other reasons be unable to make another appointment.
The Board of Directors recommends that you vote “FOR” Proposal 4 relating to the ratification of the appointment of Ernst & Young LLP.
2023 Proxy Statement | 57

Matters Relating to the Independent Registered Public Accounting Firm
EY Representatives at Annual Meeting
EY audited the books and records of the Company for the years ended December 31, 2022 and 2021. Representatives of EY are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.
Fees
A description of the fees billed to the Company by EY for the years ended December 31, 2022 and 2021 is set forth in the table below.
EY was first retained by the Audit Committee in 2011. The Audit Committee reviewed the non-audit services provided by EY during the year ended December 31, 2022, and determined that the provision of such non-audit services was compatible with maintaining its independence (see “Audit Committee Report” on page 59).
	2022	2021
Audit Fees(1)	$1,857,000	$1,820,000
Audit Related Fees(2)	$0	$0
Tax Fees(3)	$30,000	$30,000
All Other Fees(4)	$2,000	$1,000
Total Fees	$1,889,000	$1,851,000
(1)	Professional fees for the audit of the annual financial statements and the review of the quarterly financial statements.
(2)	Fees for assurance and related services reasonably related to merger and acquisition activities.
(3)	Professional fees for tax compliance, tax advice, and tax planning.
(4)	Fees for all other products and services.
Pre-Approval Policy
The Audit Committee’s Pre-Approval Policy requires the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific fee range or budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this policy, and the fees for the services performed to date. During 2022, all services were pre-approved by the Audit Committee in accordance with the policy. The Pre-Approval Policy is available on the “Corporate Governance” page accessed from the “Investor Relations” page of our website at www.myersindustries.com.
58 | Myers Industries, Inc.

Audit Committee Report
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or Exchange Act.
The Audit Committee, which is composed of four independent directors, is responsible for assisting the Board in fulfilling its oversight responsibilities pertaining to the accounting, auditing and financial reporting processes of the Company. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is published on the Company’s website (www.myersindustries.com) on the “Corporate Governance” page under the “Investor Relations” section (and can be found directly here:
https://s24.q4cdn.com/344613025/files/doc_downloads/audit/2022/(33030903)_(10)_Myers-Audit-Committee-Charter.pdf
Management is responsible for establishing and maintaining the Company’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States of America. The Audit Committee is directly responsible for the appointment, oversight, compensation and retention of EY, the independent registered public accounting firm for the Company since 2011. For additional information regarding the Audit Committee’s assessment of EY and tenure of EY as the Company’s independent registered public accounting firm, see “Proposal No. 4 – Ratification of Appointment of Independent Registered Public Accounting Firm.” EY is responsible for performing an independent audit of the Company’s annual financial statements and expressing an opinion on:
•	The conformity, in all material respects, of the Company’s financial statements with accounting principles generally accepted in the United States of America and
•	The effectiveness of internal control over financial reporting
Each member of the Audit Committee is financially literate and independent as defined under the Board of Directors Independence Criteria policy and the independence standards set by the NYSE for both directors and audit committee members. With respect to 2022, the Board identified each of William A. Foley, F. Jack Liebau, Jr. and Lori Lutey as an “audit committee financial expert.”
The Audit Committee’s responsibility is one of oversight. Members of the Audit Committee rely on the information provided and the representations made to them by management, which has primary responsibility for establishing and maintaining appropriate internal control over financial reporting, and for the Company’s financial statements and reports; and by the independent registered public accounting firm, which is responsible for performing an audit in accordance with Standards of the Public Company Accounting Oversight Board – United States (“PCAOB”) and expressing an opinion on:
•	The conformity, in all material respects, of the Company’s financial statements with accounting principles generally accepted in the United States of America
•	The effectiveness of internal control over financial reporting
In the performance of our duties, we have:
•	Reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2022
•
Discussed with EY, among other matters, the fair and complete presentation of the Company’s results, the assessment of the Company’s internal control over financial reporting, significant accounting policies applied in the Company’s financial statements, as well as, when applicable, alternative accounting treatments and the matters required to be discussed by Auditing Standard No. 16 (PCAOB 2012-01) and the rules of the SEC

•
Received the written disclosures and the letter from EY required by applicable requirements of the PCAOB Rule 3526 regarding EY’s communications with the Audit Committee concerning independence, and discussed with EY its independence from the Company and its management. As part of that review, we received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the independence of the independent registered public accounting firm

•	The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence
2023 Proxy Statement | 59

•	The Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management
Based on the reviews and discussions referred to above, and exercising our business judgment, we recommended to the Board that the financial statements referred to above be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. We have selected EY as the Company’s independent registered public accounting firm for fiscal 2023, and have approved submitting the selection of the independent registered public accounting firm for ratification by the shareholders.
The foregoing report has been furnished by the current members of the Audit Committee, being:
Lori Lutey (Chair), Yvette Dapremont Bright, William A. Foley, and F. Jack Liebau, Jr. (Board Chair)
60 | Myers Industries, Inc.

General Information About the Meeting and Voting
Meeting Time and Applicable Dates
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Myers Industries, Inc., an Ohio corporation, of the accompanying proxy to be voted at the Annual Meeting to be held on Thursday, April 27, 2023, at 9:00 A.M. (EDT), and at any adjournment thereof. The close of business on March 3, 2023, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

Attending the Meeting Online
Myers will host the 2023 Annual Meeting live via the internet and in person at Courtyard by Marriott, 41 Furnace St., Akron, OH 44308. Any shareholder can listen to and participate in the Annual Meeting live via the internet on the Investor Relations section of the Company’s website at www.myersindustries.com. The webcast will start at 9:00 A.M. (EDT) on April 27, 2023.

Shareholders may vote and submit questions in accordance with the rules of conduct for the Annual Meeting while attending in person (subject to federal and state restrictions that may be imposed due to COVID-19 mitigation efforts) or while connected to the Annual Meeting on the internet.

You will need the information printed in the box marked by an arrow included on your proxy card (if you received a printed copy of the proxy materials) in order to be able to vote your shares or submit questions during the meeting.Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at:

www.virtualshareholdermeeting.com/MYE2023

If you do not have the information provided on your notice or proxy card, you will be able to listen to the meeting only – you will not be able to vote or submit questions during the meeting.

Proxy Voting
If your shares are registered directly in your name with our transfer agent, then you are a shareholder of record with respect to those shares and you may either vote live via webcast or in person at the Annual Meeting or by using the enclosed proxy card to vote by telephone, by internet, or by signing, dating and returning the proxy card in the envelope provided. Whether or not you plan to attend the Annual Meeting in person or via webcast, you should submit your proxy card as soon as possible. If your shares are held in “street name” through a broker, bank or other nominee, then you must instruct them to vote on your behalf, otherwise your shares cannot be voted at the Annual Meeting. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct such party to vote. If you have any questions or need assistance in voting your shares, please contact our Investor Relations Department at the address and phone number below.

Myers Industries, Inc. Investor Relations 1293 South Main Street Akron, OH 44301 (330) 761-6212

Proxy Revocation	A shareholder who has given a proxy may revoke it at any time prior to its exercise by:

• Executing and delivering to the Secretary of the Company a later dated proxy reflecting contrary instructions

• Participating live in the Annual Meeting via webcast or in person and taking appropriate steps to vote, or

• Giving written notice of such revocation to the Secretary of the Company

2023 Proxy Statement | 61

Voting Confidentiality
Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to anyone outside of the Company or its agents except as required by law.

Participants in the Proxy Solicitation
This Proxy Statement is furnished in connection with the solicitation of proxies by the Company, the current directors and the nominees for election as director to be used at the Annual Meeting and any adjournment thereof.

Outstanding Shares and Quorum
On the record date, Myers had outstanding 36,567,278 shares of common stock, without par value. Each share of common stock is entitled to one vote. For information concerning our “Principal Shareholders” see the section titled “Security Ownership of Certain Beneficial Owners and Management” above. In accordance with the Company’s Amended and Restated Code of Regulations, the holders of shares of common stock entitling them to exercise a majority of the voting power of the Company, present in person or by proxy, shall constitute a quorum for the Annual Meeting. Shares of common stock represented by signed proxies will be counted toward the establishment of a quorum on all matters even if they represent broker non-votes or they are signed but otherwise unmarked, or marked“Abstain” or “Against.”

Proxy Instructions
All shares of common stock represented by properly executed proxies who are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of common stock represented by such proxy will be voted “For” the Board’s nominees for director, “For” the approval of the Company’s executive compensation, “For” the ratification of the appointment of EY, and in accordance with the proxy-holder’s best judgment as to other matters, if any, which may be properly raised at the Annual Meeting.

Inspector of Election
The inspector of election for the Annual Meeting shall determine the number of votes cast by holders of common stock for all matters. The Board has appointed Broadridge Financial Solutions, Inc. as the inspector of election to serve at the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting, if practicable. Final voting results will be filed on a Current Report on Form 8-K, which will be filed with the SEC.

Address of Company	The mailing address of the principal executive offices of the Company is:
1293 South Main Street, Akron, Ohio 44301

Mailing Date	This Proxy Statement, together with the related proxy card and our 2022 Annual Report to Shareholders, is being mailed to our shareholders on or about March 21, 2023.

Availability on the Internet	This Proxy Statement and the Company’s 2022 Annual Report to Shareholders are available on Myers’ website at http://investor.myersindustries.com/investor-relations/financial-information/default.aspx.

62 | Myers Industries, Inc.

Executive Officers of the Company
Disclosure regarding the executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC under the heading “Information About Our Executive Officers,” which is incorporated into this Proxy Statement by reference. This Annual Report will be delivered to our shareholders with the Proxy Statement. Copies of our filings with the SEC, including the Annual Report, are available to any shareholder through the SEC’s website at www.sec.gov or in person at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Information regarding operations of the Public Reference Room may also be obtained by calling the SEC at 1-800-SEC-0330. Shareholders may also access our SEC filings free of charge on our website at www.myersindustries.com. The content of our website is available for informational purposes only, and is not incorporated by reference into this Proxy Statement.
Shareholder Proposals for Inclusion in Proxy Statement
Any shareholder who intends to present a proposal at the Company’s next Annual Meeting to be held in April 2024 must deliver a signed letter of proposal to the following address: Corporate Governance Committee, c/o Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301:
•	Not later than November 21, 2023, if the proposal is submitted for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, or
•
Not earlier than December 29, 2023, and not later than January 28, 2024 (subject to announcement of the Annual Meeting date, as described below), if the proposal is submitted pursuant to the Company’s Amended and Restated Code of Regulations

In accordance with our Amended and Restated Code of Regulations, a shareholder may submit notice of a shareholder proposal that it intends to raise at our Annual Meeting (and not desiring to be included in the Company’s proxy statement) only if advance written notice of such intention is received by the Secretary not less than 90 days nor more than 120 days prior to the one year anniversary date of the immediately preceding Annual Meeting of Shareholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs. A shareholder wishing to submit a shareholder proposal must follow the procedure outlined in Article I, Section 11 of our Amended and Restated Code of Regulations, titled “Advance Notice of Shareholder Proposals” and then send a signed letter of proposal to the following address: Corporate Governance Committee, c/o Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301. The Company disclosed the date of the 2023 Annual Meeting on February 14, 2023, and has received no proposals satisfying the requirements of Rule 14a-8 under the Exchange Act or the Company’s Amended and Restated Code of Regulations. The Company intends to hold its 2024 Annual Meeting of Shareholders on April 25, 2024.
The submission of such a notice does not ensure that a proposal can be raised at our Annual Meeting.
Incorporation by Reference
The CMD Committee Report and the Audit Committee Report (including reference to the independence of the Audit Committee members) are not deemed filed with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate such information by reference. The section of this proxy entitled “Compensation Discussion and Analysis” is specifically incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
2023 Proxy Statement | 63

Cost of Proxy Solicitation
The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by Myers. In addition to the use of the mail, proxies may be solicited by personal interview and telephone by directors, officers and employees of Myers. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Myers will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.
Copy of the Form 10-K
Although a copy of the Annual Report on Form 10-K is provided to you at the time of delivery of the definitive Proxy Statement, we will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.myersindustries.com and at the SEC’s website at www.sec.gov.
Notice Regarding Delivery of Security Holder Documents
The SEC now permits companies to send a single set of annual disclosure documents to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the Company provides advance notice and follows certain procedures. In such cases, such shareholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for shareholders of record; however, a number of brokerage firms may have instituted householding for beneficial owners of the Company’s shares of common stock held through such brokerage firms. If your family has multiple accounts holding shares of common stock of the Company, you already may have received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement or our Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.
Trademark
Myers Industries, Inc.® is a registered trademark of the Company.
64 | Myers Industries, Inc.

APPENDIX A
MYERS INDUSTRIES, INC.

Reconciliation of non-GAAP Financial Measures
Adjusted Operating Income, EBITDA, and Earnings per Share (unaudited)
	Year Ended December 31, 2022
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$647,619	$251,966	$899,585	$(38)	$899,547
Gross profit					283,366
Add: Restructuring expenses and other adjustments					744
Adjusted gross profit					284,110
Gross margin as adjusted					31.6%
Operating income (loss)	104,079	15,862	119,941	(36,000)	83,941
Add: Acquisition and integration costs	—	377	377	621	998
Add: Restructuring expenses and other adjustments	744	—	744	—	744
Add: Loss on sale of assets	261	—	261	—	261
Add: Impairment of investment in legacy joint venture	—	603	603	—	603
Add: Environmental reserves, net(2)	—	—	—	1,400	1,400
Adjusted operating income (loss)(1)	105,084	16,842	121,926	(33,979)	87,947
Adjusted operating income margin	16.2%	6.7%	13.6%	n/a	9.8%
Add: Depreciation and amortization	17,814	2,889	20,703	513	21,216
Adjusted EBITDA	$122,898	$19,731	$142,629	$(33,466)	$109,163
Adjusted EBITDA margin	19.0%	7.8%	15.9%	n/a	12.1%
(1)	Includes gross profit adjustments of $744 and SG&A adjustments of $3,262
(2)	Includes environmental charges of $7,400 net of expected insurance recoveries of $6,000
	Year Ended December 31, 2021
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$564,068	$197,427	$761,495	$(60)	$761,435
Gross profit					211,421
Add: Restructuring expenses and other adjustments					867
Add: Acquisition and integration costs					348
Adjusted gross profit					212,636
Gross margin as adjusted					27.9%
Operating income (loss)	62,187	15,428	77,615	(28,314)	49,301
Add: Severance costs	—	527	527	318	845
Add: Acquisition and integration costs	348	—	348	883	1,231
Add: Restructuring expenses and other adjustments	867	—	867	—	867
Less: Gain on sale of assets	(995)	—	(995)	—	(995)
Add: Environmental charges	—	—	—	700	700
Adjusted operating income (loss)(1)	62,407	15,955	78,362	(26,413)	51,949
Adjusted operating income margin	11.1%	8.1%	10.3%	n/a	6.8%
Add: Depreciation and amortization	17,803	2,208	20,011	411	20,422
Adjusted EBITDA	$80,210	$18,163	$98,373	$(26,002)	$72,371
Adjusted EBITDA margin	14.2%	9.2%	12.9%	n/a	9.5%
(1)	Includes gross profit adjustments of $1,215 and SG&A adjustments of $1,433
2023 Proxy Statement | A-1

	Year Ended December 31,
	2022	2021
Operating income (loss)	$83,941	$49,301
Add: Severance costs	—	845
Add: Restructuring expenses and other adjustments	744	867
Add: Acquisition and integration costs	998	1,231
Add/(Less): Loss (gain) on sale of assets	261	(995)
Add: Impairment of investment in legacy joint venture	603	—
Add/(Less): Environmental reserves, net	1,400	700
Adjusted operating income (loss)	87,947	51,949
Less: Interest expense, net	(5,731)	(4,208)
Adjusted income (loss) before taxes	82,216	47,741
Less: Income tax expense(1)	(20,554)	(12,413)
Adjusted net income (loss)	$61,662	$35,328
Adjusted earnings per diluted share(2)	$1.68	$0.97
(1)	Income taxes are calculated using the normalized effective tax rate for each year. The full year rate used in 2022 is 25% and 2021 is 26%.
(2)	Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding for the respective period.
A-2 | Myers Industries, Inc.

SCAN TO
VIEW MATERIALS & VOTE

MYERS INDUSTRIES, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MYE2023**
You may attend the Annual Meeting of Shareholders in person or via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR all of the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. YVETTE DAPREMONT BRIGHT	☐	☐	☐
1b. RONALD M. DE FEO	☐	☐	☐
1c. WILLIAM A. FOLEY	☐	☐	☐
1d. JEFFREY KRAMER	☐	☐	☐
1e. F. JACK LIEBAU, JR.	☐	☐	☐
1f. BRUCE M. LISMAN	☐	☐	☐
1g. LORI LUTEY	☐	☐	☐
1h. MICHAEL MCGAUGH	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
2. Advisory vote on the frequency of future advisory votes regarding the company's executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 3 and 4.	For	Against	Abstain
3. Advisory Vote to Approve Executive Compensation.	☐	☐	☐
4. Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000597854_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

MYERS INDUSTRIES, INC.
Annual Meeting of Shareholders
April 27, 2023 9:00 AM EDT
This proxy is solicited on behalf of The Board of Directors

The undersigned hereby appoints Monica Vinay and Sue Rilley, or either of them, with full power of substitution, as proxies, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MYERS INDUSTRIES, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held in person at: Courtyard By Marriott, 41 Furnace St, Akron, OH 44308 and virtually at www.virtualshareholdermeeting.com/MYE2023, at 9:00 AM EDT on April 27, 2023, and any adjournment or postponement thereof.

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD FOR THE "1 YEAR" OPTION FOR PROPOSAL 2 AND FOR PROPOSALS 3 AND 4.

0000597854_2 R1.0.0.6

Continued and to be signed on reverse side